Title of Each Class of Securities Offered	Amount of Securities to be Registered(1)	Aggregate Market Price(2)	Amount of Registration Fee(3)
Morgan Stanley Cushing® MLP High Income Index ETNs due March 21, 2031	3,585,386	$10,325,911.68	$1,126.56

(1)   The amount of securities to be registered relates to $60,176,043.01 principal amount of Morgan Stanley Cushing® MLP High Income Index ETNs due March 21, 2031 issued by Morgan Stanley (the “ETNs”) that were previously registered but which were not sold to the public as of November 16, 2020 and that are being offered pursuant to this Amendment No. 6 to Pricing Supplement No. 1. This $60,176,043.01 principal amount of ETNs were included in Morgan Stanley’s registration of $124,999,996.06 principal amount of the ETNs pursuant to (i) Pricing Supplement No. 636 filed pursuant to Rule 424(b)(2) on March 18, 2011 (the “ March 2011 Pricing Supplement”) to a Registration Statement on Form S-3 (No. 333-156423) filed by Morgan Stanley on December 23, 2008, (ii) Amendment No. 2 to Pricing Supplement No. 25 filed pursuant to 424(b)(2) on December 23, 2011 (the “December 2011 Pricing Supplement”) to a Registration Statement on Form S-3 (No. 333-178081) filed by Morgan Stanley on November 21, 2011, (iii) Pricing Supplement No. 741 filed pursuant to 424(b)(2) on April 15, 2013 (the “2013 Pricing Supplement”) to a Registration Statement on Form S-3 (No. 333-178081) filed by Morgan Stanley on November 21, 2011, (iv) Pricing Supplement No. 1,724 filed pursuant to 424(b)(2) on November 17, 2014 (the “November 17, 2014 Pricing Supplement”) to a Registration Statement on Form S-3 (No. 333-178081) filed by Morgan Stanley on November 21, 2011, (v) Amendment No. 3 to Pricing Supplement No. 6 filed pursuant to 424(b)(2) on November 19, 2014 (the “November 19, 2014 Pricing Supplement”) to a Registration Statement on Form S-3 (No. 333-200365) filed by Morgan Stanley on November 19, 2014, (vi) Amendment No. 4 to Pricing Supplement No. 6 filed pursuant to 424(b)(2) on July 1, 2015 (the “2015 Pricing Supplement”) to a Registration Statement on Form S-3 (No. 333-200365) filed by Morgan Stanley on November 19, 2014 and (vii) Amendment No. 5 to Pricing Supplement No. 5 filed pursuant to 424(b)(2) on November 16, 2017 (the “2017 Pricing Supplement”) to a Registration Statement on Form S-3 (No. 333-221595) filed by Morgan Stanley on November 16, 2017.

(2)   Calculated in accordance with Rule 457(c) of the Securities Act of 1933 based on $2.88 per note, which is the average of the high and low prices reported on the NYSE Arca on November 10, 2020.

(3)    Morgan Stanley has previously paid aggregate Registration Fees of $14,578.72 with respect to the ETNs in connection with the filing of the pricing supplements referred to above in footnote (1). As of December 23, 2011, $1,319.81 of these filing fees were unused, as they related to the registration of ETNs that had not been sold to the public. Pursuant to Rule 457(p) under the Securities Act of 1933, Morgan Stanley carried forward these unused filing fees to offset the entire $1,226.40 Registration Fee due upon the filing of the December 2011 Pricing Supplement, resulting in $93.41 of remaining unused filing fees as of December 23, 2011. The entire $9,637.35 Registration Fee paid with the filing of the November 17, 2014 Pricing Supplement remained unused, resulting in $9,730.76 of aggregate unused filing fees as of November 17, 2014. Pursuant to Rule 457(p) under the Securities Act of 1933, Morgan Stanley carried forward these unused filing fees to offset the entire $7,697.07 Registration Fee due upon the filing of the November 19, 2014 Pricing Supplement, resulting in $2,033.69 of remaining unused filing fees as of November 19, 2014. As of November 16, 2017, $7,438.96 of these filing fees were unused, as they related to registration of ETNs that had not been sold to the public. Pursuant to Rule 457(p) under the Securities Act of 1933, Morgan Stanley carried forward these unused filing fees to offset the entire $2,306.56 Registration Fee due upon the filing of the 2017 Pricing Supplement, resulting in $5,132.40 of remaining unused filing fees as of November 16, 2017. Pursuant to Rule 457(p) under the Securities Act of 1933, these remaining unused filing fees have been carried forward and offset the entire $1,126.56 due for this offering. The balance of the registration fee is $0.00.

Amendment No. 6 to Pricing Supplement No. 1 Registration Statement No. 333-250103 Dated November 16, 2020 Filed pursuant to Rule 424(b)(2)

Morgan Stanley Cushing® MLP High Income Index ETNs

due March 21, 2031

Based on the Performance of the Cushing® MLP High Income Index

Principal at Risk Securities

Morgan Stanley Cushing® MLP High Income Index ETNs issued by Morgan Stanley (the “ETNs”) offer the opportunity for investors to receive at maturity, or upon an earlier call at Morgan Stanley’s option or at the investor’s request to repurchase a minimum of 100,000 ETNs, an amount of cash that may be more or less than the stated principal amount based on exposure to the positive or negative performance of the Cushing® MLP High Income Index (the “Index”), as reduced by an Annual Tracking Fee of 0.85%, as further described herein. The Index was developed by Cushing MLP Asset Management, LP (“Cushing”), as index sponsor, and is designed to allow investors the potential to receive quarterly coupons on the ETNs that generally reflect the distributions made by certain master limited partnerships (“MLPs”) in the North American energy industry. The return on the ETNs will depend on both the amount, if any, of the quarterly coupons and the performance of the VWAP Level of the Index, subject to the Accrued Tracking Fee. In general, the amount of any quarterly coupons will depend on whether and to what extent the MLPs chosen by the Index methodology make distributions to the investors in those MLPs. In addition, the level of the Index is expected to increase in value if the MLPs chosen by the Index methodology increase in value and, conversely, the level of the Index is expected to decline if the MLPs constituting the Index decrease in value. The ETNs may pay a quarterly coupon during their term, but unlike ordinary debt securities, the ETNs do not pay fixed periodic interest and do not guarantee any return of principal. Accordingly, you could lose some or all of your initial investment.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These ETNs are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley
Aggregate Principal Amount:	$124,999,996.06(1)
Issue Price:	Prevailing market prices(1)
Stated Principal Amount:	$16.7837 per ETN, which is equal to the Initial VWAP Level of the Index divided by 10.
Inception Date:	March 16, 2011
Settlement Dates:	These ETNs were issued in offerings that settled on March 21, 2011, April 18, 2013 and November 20, 2014.
Maturity Date:	March 21, 2031, subject to postponement for market disruption events, as described below under “Specific Terms of the ETNs—Payment at Maturity—Maturity Date.”
Index:	The Cushing® MLP High Income Index (Bloomberg Code: MLPY Index)
Payment at Maturity:	If your ETNs have not previously been repurchased by Morgan Stanley, at maturity you will receive a cash payment per ETN, equal to (a) the product of (i) the Principal Amount and (ii) the Index Ratio as of the Final Valuation Date, plus (b) the final Coupon Amount, minus (c) the Accrued Tracking Fee as of the Final Valuation Date, if any, plus (d) the Stub Reference Distribution Amount as of the Final Valuation Date, if any. The Index Ratio will primarily depend on the volume-weighted average price of the Index constituents over a five-Index Business Day period near the end of the term of the ETNs. For more information on the Payment at Maturity and the terms used on this cover page, see “Fact Sheet” beginning on page 14. The Payment at Maturity may result in a significant or complete loss, but will not be less than $0.
Coupon Amount:	For each ETN that you hold on the applicable Coupon Record Date you will receive on each Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, reduced by the Accrued Tracking Fee. The final Coupon Amount will be included in the Payment at Maturity.
Coupon Payment Date:	The 15th Index Business Day following each Coupon Valuation Date. The final Coupon Payment Date will be the Maturity Date.
Investor Repurchase Option:	Subject to the requirements described herein you may elect to have Morgan Stanley repurchase 100,000 or more of your ETNs. We may, from time to time in our sole discretion, reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.
Repurchase Amount:	If you duly elect a repurchase, you will receive per ETN a cash payment on the relevant Repurchase Date equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Ratio as of the Repurchase Valuation Date plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Repurchase Valuation Date if on the Repurchase Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Adjusted Tracking Fee Shortfall, if any, as of the Repurchase Valuation Date, minus (e) the Repurchase Fee Amount of 0.125% of the Current Indicative Value as of the Index Business Day immediately preceding the Repurchase Valuation Date.
Indicative Note Value:	The “intraday indicative note value” will be calculated and disseminated every 15 seconds under the Bloomberg ticker symbol “MLPY.IV.” On each Index Business Day, the “closing indicative note value” of the ETNs will also be calculated and published. We refer to the intraday indicative note value and the closing indicative note value, together, as the Indicative Note Value. The Indicative Note Value is meant to approximate the intrinsic economic value of the ETNs at any given time and is calculated as further described under “Specific Terms of the ETNs—Valuation of the ETNs.” The Indicative Note Value is provided for reference purposes only and is not the same as, and may differ significantly from (i) the amount payable at maturity (including upon acceleration) or upon an earlier call or any repurchase by us and (ii) the trading price of the ETNs in the secondary market. The actual trading price of the ETNs may vary significantly from their Indicative Note Value. See “Understanding the Value of the ETNs” in this pricing supplement for more information.
Listing:	The ETNs are listed on NYSE Arca, Inc. (“NYSE Arca”) and began trading on the day after the Inception Date under the ticker symbol “MLPY.”
Terms continued on the following page
Estimated Value on the Pricing Date:	$17.4802 per ETN. The estimated value of the ETNs on each trading day is the repurchase value on such trading day, which reflects the negative effect of the Adjusted Tracking Fee Shortfall and the Repurchase Fee Amount. See “Risk Factors” beginning on page 25 of this pricing supplement for risks relating to an investment in the ETNs.
Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)	Proceeds to Issuer(2)
Per ETN	Prevailing market prices	$0.00	100%
(1)	As of November 16, 2020, approximately $60,176,043.01 principal amount of the ETNs were held for sale by our affiliate, Morgan Stanley & Co. LLC (“MS & Co.”), as agent. We announced on June 30, 2015 that we do not intend to issue any additional ETNs. However, MS & Co. may continue to sell any ETNs that it now holds or in the future may acquire. These include the ETNs issued by us prior to June 30, 2015 and not yet sold to the public, as well as ETNs previously issued by us that MS & Co. may repurchase from the public from time to time. The market value of the ETNs may be influenced by, among other things, supply and demand for the ETNs. It is possible that the discontinuance of further issuances of the ETNs by us may influence the market value of the ETNs and, accordingly, may cause a fall or a rise in the price. Due to market supply and demand, the price of the ETNs may trade at a premium above their closing or intraday indicative note value. Any such premium may subsequently decrease at any time and for any reason, resulting in financial loss to sellers who paid this premium. Investors should always consult their financial advisors before purchasing or selling the ETNs, especially the ETNs with premium characteristics. Our discontinuance of further issuances of ETNs does not affect the terms of the outstanding ETNs, including the right of investors to require us to repurchase the ETNs on the terms, and subject to the limitations, described in this pricing supplement, and our right to redeem the ETNs at any time for the call settlement amount in the circumstances described in this pricing supplement. We expect MS & Co. to sell ETNs to other dealers and investors at market prices prevailing at the time of sale, or at negotiated prices. We received proceeds equal to 100% of the price at which the ETNs were sold by us. From time to time, MS & Co. may sell the ETNs for a price of up to 101% of their current Issuance Amount, as calculated by MS & Co., as of the date of such sale and MS & Co. may receive a commission of up to 1% of such Issuance Amount. We reserve the right to pay a portion of the Annual Tracking Fee to MS & Co. and certain broker-dealers in consideration for services relating to the ETNs including, but not limited to, promotion and distribution. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 53.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 25.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Prospectus Supplement dated November 16, 2020       Prospectus dated November 16, 2020

The ETNs are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Morgan Stanley Cushing® MLP High Income Index ETNs due March 21, 2031

Based on the Performance of the Cushing® MLP High Income Index

Principal at Risk Securities

Terms continued from previous page:
Issuer Call Right:	Morgan Stanley will have the right to redeem the ETNs at any time, in whole but not in part, on any Business Day during the term of the ETNs (such date of repurchase, the “Call Settlement Date”). To exercise its repurchase right, Morgan Stanley will provide notice to the holders of the ETNs not less than 18 calendar days prior to the Call Settlement Date. In the event Morgan Stanley exercises this right, ETN holders will receive a cash payment equal to the Call Settlement Amount, paid on the Call Settlement Date. The Call Settlement Amount may result in a significant or complete loss, but will not be less than $0.
Call Settlement Amount:	A cash amount per ETN equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Ratio as of the last Index Business Day in the Call Measurement Period plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus (e) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
ETN Calculation Agent:	MS & Co.
VWAP Calculation Agent:	MS & Co.

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Principal at Risk Securities

Investment Summary

Principal at Risk Securities

A. What is the Cushing® MLP High Income Index?

The ETNs are based on the performance of the Cushing® MLP High Income Index, which is a criteria-weighted index tracking the performance of 30 Master Limited Partnerships (“MLPs”) in the North American energy industry. These Index constituents are chosen for having the highest current indicative yields among MLPs meeting certain criteria set forth under “Information about the Index” below. The “current indicative yield” of an MLP is defined by the index methodology as the last quarterly distribution annualized divided by the current stock price, with adjustment in some cases made for more current information. See “Information About the Index—Current Indicative Yield.” Since the current indicative yield reflects only the last quarterly distribution by the MLP, there can be no assurance that the MLPs included in the Index based on this past performance will make any distributions in the next or any future period.

B. How are payments on the ETNs determined and what fees are incurred by investors in the ETNs?

Payments on the ETNs

We may pay a quarterly coupon as described in this pricing supplement. Since the payment of any quarterly coupon depends on the amount, if any, of the distributions made by the MLPs included in the Index, which are uncertain, investors should not expect to receive fixed periodic interest payments. If the MLPs included in the Index make reduced or no distributions, the coupon amount on the ETNs will be likewise reduced and may not be sufficient to pay the annual tracking fee, in which case you will not receive any coupon amount for the affected quarterly periods. See “Specific Terms of the ETNs—Coupon Payment.”

At maturity or upon an earlier repurchase of the ETNs, you will receive an amount of cash based on the positive or negative performance of the Index less the cumulative tracking fee, calculated as further described under “Specific Terms of the ETNs—Payment at Maturity,” “—Weekly Early Repurchase at the Option of the Holders” and “—Morgan Stanley’s Call Right,” as applicable. Consequently, if the value of the Index on the applicable valuation date has decreased or has not increased sufficiently from the time of your purchase to offset the tracking fee, you will receive less than the purchase price of your ETNs. In addition, the level of the Index is expected to increase in value if the MLPs chosen by the Index methodology increase in value and, conversely, the level of the Index will decline if the MLPs constituting the Index decrease in value. You must be willing to accept the risk of loss of some or all of your investment. The ETNs are unsecured debt securities of Morgan Stanley and are therefore subject to the credit risk of Morgan Stanley.

The ETNs are listed on NYSE Arca and began trading on the day after the inception date under the ticker symbol “MLPY.”

For a list of the definitions used in this section and in the sections below, see “Fact Sheet” and “Specific Terms of the ETNs” in this pricing supplement.

Fees on the ETNs

At maturity (including upon acceleration) or upon an earlier call or repurchase of the ETNs, you will receive a cash payment based on the positive or negative performance of the VWAP Level of the Index less any accrued and unpaid tracking fee (and, in the case of the Investor Repurchase Option, less a repurchase fee). The manner in which payments and fees on the ETNs are calculated is further described under “Specific Terms of the ETNs.”

If any distributions that a Reference Holder would be entitled to receive from the Index constituents are not sufficient to cover the Annual Tracking Fee (equivalent to 0.85% multiplied by the applicable Current Indicative Value), the amount of the Accrued Tracking Fee (including the Tracking Fee Shortfall or the Adjusted Tracking Fee Shortfall, as applicable) will reduce the payment, if any, you will receive at maturity or call, or upon early repurchase. In addition, if you elect to have us to repurchase your ETNs prior to maturity, you will be charged a

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Repurchase Fee Amount equal to the product of (i) 0.125% and (ii) the Current Indicative Value as of the Index Business Day immediately preceding the applicable Repurchase Valuation Date. If the Final VWAP Level, as compared to the Initial VWAP Level, decreases or even if the Final VWAP Level, as compared to the Initial VWAP Level, increases, but does not increase sufficiently during the relevant period to offset the negative effect of any Accrued Tracking Fee and/or any applicable Repurchase Fee Amount, you will receive less than the Stated Principal Amount of your investment at maturity or call, or upon early redemption of your ETNs.

In addition, the coupon amount on the ETNs will be reduced by the annual tracking fee as further described under “Specific Terms of the ETNs—Coupon Payment.”

C. How may the maturity of the ETNs be accelerated?

Weekly Early Repurchase at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “Specific Terms of the ETNs—Market Disruption Event,” you may submit a request on any Business Day during the term of the ETNs to have us repurchase not less than 100,000 of your ETNs each week no later than 12:00 noon, New York City time on such Business Day. For any applicable repurchase request, the “Repurchase Valuation Date” will be the last Index Business Day of the week (generally Friday) that the applicable repurchase notice is received by us. To satisfy the minimum repurchase amount, your broker or other financial intermediary may bundle your ETNs for repurchase with those of other investors to reach this minimum amount of 100,000 ETNs; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum repurchase amount of 100,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.

The ETNs will be repurchased and the holders will receive payment for their ETNs on the third Business Day following the applicable Repurchase Valuation Date (such date of repurchase and payment, the “Repurchase Date”). The first Repurchase Date was March 30, 2011. The final Repurchase Date will be March 12, 2031. If a Market Disruption Event is continuing or occurs on the applicable scheduled Repurchase Valuation Date with respect to any of the Index constituents, such Repurchase Valuation Date may be postponed as described under “Specific Terms of the ETNs—Market Disruption Event.”

If you exercise your right to have us repurchase your ETNs, subject to your compliance with the procedures described under “Repurchase Procedures,” for each applicable ETN you will receive a cash payment on the relevant Repurchase Date equal to:

•	the product of:

o	the Stated Principal Amount and

o	the Index Ratio as of the Repurchase Valuation Date, plus

•	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Repurchase Valuation Date if on the Repurchase Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

•	the Adjusted Coupon Amount as of the Repurchase Valuation Date, if any, minus

•	the Adjusted Tracking Fee Shortfall as of the Repurchase Valuation Date, if any, minus

•	the Repurchase Fee Amount.

We refer to this cash payment as the “Repurchase Amount.” If the amount calculated above is less than zero, the payment upon repurchase elected by the investor will be zero.

We will inform you of such Repurchase Amount on the first Business Day following the applicable Repurchase Valuation Date.

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You may lose some or all of your investment upon repurchase elected by the investor. Because the Adjusted Tracking Fee Shortfall, if any, and the Repurchase Fee Amount reduce your final payment, the Final VWAP Level, as compared to the Initial VWAP Level, will need to increase in an amount at least equal to the percentage of the Stated Principal Amount represented by the Adjusted Tracking Fee Shortfall, if any, and the Repurchase Fee Amount, less any Coupon Amounts and/or any Adjusted Coupon Amount, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of your ETNs. If the increase in the Final VWAP Level, as compared to the Initial VWAP Level, is insufficient to offset such a negative effect, or if the Final VWAP Level is less than the Initial VWAP Level, you will lose some or all of your investment upon repurchase elected by the investor.

Repurchase Procedures

To have us repurchase your ETNs, you must instruct your broker or other person through whom you hold your ETNs to take the following steps through normal clearing system channels:

•	deliver a signed notice of repurchase, which is attached to this pricing supplement as Annex A, to Morgan Stanley via fax or email no later than 12:00 noon (New York City time) each week on the Business Day immediately preceding the applicable Repurchase Valuation Date (generally Thursday). We must receive the notice by the time specified in the preceding sentence AND we must acknowledge receipt of the notice no later than 4:00 p.m. (New York City time) on the same day for it to be effective;

•	instruct your DTC custodian to book a delivery vs. payment trade with respect to your ETNs on the applicable Repurchase Valuation Date at a price equal to the Repurchase Amount, facing Morgan Stanley DTC 050; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Repurchase Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the ETNs, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of repurchase after 12:00 noon (New York City time) on the Business Day prior to the applicable Repurchase Valuation Date, your notice will not be effective, you will not be able to have us repurchase your ETNs until the following Repurchase Date and your broker will need to complete all the required steps if you should wish to have us repurchase your ETNs on any subsequent Repurchase Date. In addition, Morgan Stanley may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of ETNs relating to the right to have us repurchase their ETNs will be irrevocable.

Any notice of repurchase we (or our affiliate) receive in accordance with the procedures described above will be irrevocable when given.

This is just a summary of the requirements and procedures applicable to an early repurchase at the option of holders. For further information (including regarding defined terms), see “Specific Terms of the ETNs—Repurchase Procedures.”

Morgan Stanley’s Call Right

We have the right to repurchase all, but not less than all, of the ETNs upon not less than eighteen calendar days’ prior written notice to the holders of the ETNs, such repurchase to occur on any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day) that we may specify. Upon our repurchase of the ETNs in the event we exercise this right, you will receive a cash payment equal to:

•	the product of

o	the Stated Principal Amount and

o	the Index Ratio as of the last Index Business Day in the Call Measurement Period, plus

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•	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

•	the Adjusted Coupon Amount as of the last Index Business Day in the Call Measurement Period, if any, minus

•	the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus

•	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

We refer to this cash payment as the “Call Settlement Amount.” if the amount calculated above is less than zero, the payment upon our repurchase of the ETNs will be zero.

If Morgan Stanley issues a call notice on any calendar day, the “Call Valuation Date” will be the last Business Day of the week following the week in which the call notice is issued, generally Friday, subject to a minimum five calendar day period commencing on the date of the issuance of the call notice and ending on the related Call Valuation Date. If Morgan Stanley issues a call notice on a Friday, the related Call Valuation Date will fall on the following Friday (or, if such following Friday is not an Exchange Business Day, the next following Exchange Business Day).

The holders will receive payment for their ETNs on the third Business Day following the last Index Business Day in the Call Measurement Period. If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index constituents, such Call Valuation Date may be postponed as described under “Specific Terms of the ETNs—Market Disruption Event.”

The “Call Measurement Period” means the five Index Business Days from and including the Call Valuation Date, subject to adjustment as described under “Specific Terms of the ETNs—Market Disruption Event.”

You may lose some or all of your investment upon a call. Because the Accrued Tracking Fee is borne by you and reduces your final payment, the Final VWAP Level, as compared to the Initial VWAP Level, will need to increase in an amount at least equal to the percentage of the Stated Principal Amount represented by the Accrued Tracking Fee, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of your ETNs. If the increase in the Final VWAP Level, as compared to the Initial VWAP Level, is insufficient to offset such a negative effect, or if the Final VWAP Level is less than the Initial VWAP Level, you will lose some or all of your investment upon a call.

This is just a summary of the requirements and procedures applicable to Morgan Stanley’s call right. For further information (including regarding defined terms), see “Specific Terms of the ETNs—Morgan Stanley’s Call Right.”

Acceleration due to an Event of Default or Index Discontinuance

The maturity of the ETNs will be accelerated if (i) there is an event of default with respect to the ETNs, or (ii) the ETN calculation agent determines that the Index is discontinued and that there is no successor index and such discontinuance is continuing. In the event of any such acceleration of the ETNs, the amount payable to you may be substantially less than the stated principal amount of your ETNs.

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Understanding the Value of the ETNs

The initial offering price was determined on the Inception Date. The initial offering price and intraday indicative note value are not the same as (i) the trading price, which is the price at which you may be able to sell your ETNs in the secondary market or (ii) the payment you will receive at maturity (including upon acceleration) or upon earlier call or repurchase by us. An explanation of each is set forth below:

•	Initial Offering Price. The initial offering price to the public was equal to the Stated Principal Amount of the ETNs. The initial offering price reflected the value of the ETNs only on the Inception Date.

•	Intraday Indicative Note Value. The intraday indicative note value for the ETNs is meant to approximate the intrinsic economic value of the ETNs. The intraday indicative note value will be calculated by NYSE Arca and published to Bloomberg (based in part on information provided by S&P) or a successor via the facilities on the Consolidated Tape Association under the symbol “MLPY.IV”. In connection with your ETNs, we use the term “intraday indicative note value” to refer to the value at a given time and date equal to:

o	the Stated Principal Amount multiplied by the Index Ratio calculated using the intraday indicative note value of the Index as of such time, less

o	the Adjusted Tracking Fee Shortfall, if any, as of such time and date assuming such time and date is the Repurchase Valuat-ion Date, plus

o	assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such redemption valuation date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred plus

o	the Adjusted Coupon Amount, if any, as of such time and date.

The intraday indicative note value calculation is provided for reference purposes only.

The intraday indicative note value is not the same as, and may differ from, the amount payable at maturity (including upon acceleration) or upon an earlier call or any repurchase by us and the trading price of the ETNs in the secondary market. The intraday indicative note value is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your ETNs, nor will it reflect hedging or other transactional costs, credit considerations, imbalance in supply and demand, market liquidity or bid-offer spreads. The levels of the Index provided by S&P will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the ETNs may vary significantly from their indicative value. For example, if you pay a premium for the ETNs above the indicative note value, you could incur significant losses if you are able to sell your ETNs at a time when the premium is no longer present in the market.

The calculation of the intraday indicative note value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. These intraday indicative note value calculations have been prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

On June 30, 2015, we announced that we do not intend to issue any additional ETNs. It is possible that the discontinuance of further issuances of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market and cause the ETNs to trade at a premium in relation to their intraday indicative note value.

•	Trading Price. The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market, if one exists. No assurance can be given that a secondary market will exist at any time. The trading price of the ETNs may vary significantly from the intraday indicative note value because the market value reflects, among other things,

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investor supply and demand for the ETNs. Furthermore, while we expect that ETNs currently held by MS & Co. may be sold to the public from time to time, we cannot give you any assurance that there will be a demand for them; in which case the liquidity in the market could be limited to the number of ETNs initially sold, or fewer, to the extent that any ETNs are repurchased by us or our affiliates. Imbalances between investor supply and demand may cause the ETNs to trade at a premium or discount, which may be significant, in relation to the Indicative Note Value. In addition, on June 30, 2015, we announced that we do not intend to issue any additional ETNs. It is possible that, as a result of our discontinuance of further issuances of the ETNs, an imbalance between supply and demand for the ETNs may arise, which could give rise to distortions in the market for the ETNs and result in the ETNs trading at a significant premium. Any premium may be reduced or eliminated at any time, resulting in a loss, which may be significant, to sellers who paid this premium. Investors in the ETNs should consult their financial advisors before purchasing or selling the ETNs, especially ETNs trading at a premium to the Indicative Note Value. See “Risk Factors—Secondary trading may be limited and you could receive less, and possibly significantly less, than the Stated Principal Amount per ETN if you try to sell your ETNs prior to maturity” and “—We do not intend to issue any additional ETNs, which may materially and adversely affect the price and liquidity of the ETNs in the secondary market and cause the ETNs to trade at a significant premium in relation to their intraday indicative note value, which could be reduced or eliminated at any time.”

•	Payment At Maturity (Including Upon Acceleration) Or Call, Or Upon Early Repurchase. At maturity (including upon acceleration) or upon earlier call or repurchase of the ETNs, you will receive a cash payment based on the positive or negative performance of the VWAP Level of the Index less any accrued and unpaid tracking fee (and, in the case of the investor repurchase option, less a repurchase fee). Because of the effect of the Accrued Tracking Fee, the payment you receive at maturity (including upon acceleration) or upon an earlier call or early repurchase, may vary significantly from, and may be significantly less than, the intraday indicative note value or the trading price of the ETNs.

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Cushing® MLP High Income Index Overview

The Index is a proprietary index developed by Cushing, as index sponsor, and maintained and calculated by S&P Opco, LLC, a subsidiary of S&P Dow Jones Indices LLC (“S&P”), as Index Calculation Agent. The Index includes securities from 30 MLPs, and we refer to those MLPs as Index constituents. The Index utilizes a three tiered weighting system, based upon current indicative yields, to determine the constituents. The 30 MLPs in the index selected from a universe of MLPs meeting certain criteria, and are tiered as follows:

▪	Among such MLPs that have a market capitalization of greater than $1 billion and a minimum 30-day average trading volume of 200,000 units per month (“Tier I” MLPs), the 10 companies that have the highest current indicative yield are each weighted 5%;

▪	Among such MLPs which are not Tier I and have a market capitalization of greater than $750 million and a minimum 30-day average trading volume of 150,000 units per month (“Tier II” MLPs), the 10 companies that have the highest current indicative yield are each weighted 3.5%; and

▪	Among such MLPs which are neither Tier I nor Tier II and have a market capitalization of greater than $500 million and a minimum 30-day average trading volume of 100,000 units per month (“Tier III” MLPs), the 10 companies that have the highest current indicative yield are each weighted 1.5%.

The Index was established on July 19, 2010 with an initial value of 100 for a base date of December 31, 2003 (the “Base Date”). The Index is rebalanced on a quarterly basis in January, April, July and October of each year. In addition to the quarterly rebalancings, the Index is continually reviewed for adjustments to the Index composition necessitated by extraordinary corporate actions, including mergers, takeovers, spin-offs, delistings and bankruptcy filings involving the Index constituents. Changes to the Index may occur between the quarterly review periods if a specific corporate event makes an Index constituent ineligible.

Information as of market close on November 11, 2020. As the index was established on July 19, 2010, the information below for all periods prior to July 19, 2010 is hypothetical, as it was retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index based on historical data. Following that date, the information below is based upon the published index closing values:

Bloomberg Ticker Symbol of the Index:	MLPY Index
Current Index Closing Value:	28.73
52 Weeks Ago:	47.62
52 Week High (on 1/16/2020):	52.32
52 Week Low (on 3/18/2020):	12.18

The following graphs illustrate the price return and total return trends of the Index from January 3, 2006 through November 10, 2020. The price return does not reflect reinvestment of any distributions made by the Index constituents, while the total return does reflect such reinvestment. The Index was established on July 19, 2010 and accordingly, for all periods prior to that date, the closing values of the Index and, in the case of the total return performance, the distributions on the Index constituents, used to calculate the percentage changes are hypothetical values retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index based on historical data. The hypothetical and historical price and total return performance of the Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the Index, the amounts of any distributions paid by the Index constituents, or that the VWAP Level of the Index will be equal to the level of the Index on any date or over any time period.

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Hypothetical and Historical Price Return Performance of the Index From January 3, 2006 to November 10, 2020

Hypothetical and Historical Total Return Performance of the Index From January 3, 2006 to November 10, 2020

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The following chart illustrates the hypothetical price and total return performance of the Index for the past 1-, 3- and 5-year periods for the date ending on November 10, 2020, with the closing values of the Index for the period prior to July 19, 2010 having been retrospectively calculated, as described above.

Hypothetical Performance of the Index
	Price Return	Total Return
1 Year	-39.67%	-31.08%
3 Year	-57.78%	-40.66%
5 Year	-66.68%	-42.74%

The Index is calculated on a real-time basis beginning when the first traded price of any constituent security is received by the Index Calculation Agent. Prices are delivered to the New York Stock Exchange (“NYSE”) every 15 seconds and subsequently published to data vendors under the ticker symbol “MLPY Index.” The Index is calculated using the last traded price for the security of each Index constituent from the relevant exchanges and markets. Index values are rounded to two decimal places and the Index Divisor is rounded to 14 decimal places. If trading in a constituent security is suspended prior to the market opening, the constituent security’s adjusted closing price from the previous day will be used in the Index calculation until trading commences. If trading in a constituent security is suspended while the relevant market is open, the last traded price for that MLP will be used for all subsequent Index calculations until trading resumes.

An “intraday indicative note value” for the ETNs meant to approximate the intrinsic economic value of the ETNs will be calculated by NYSE Arca and published to Bloomberg every 15 seconds (based in part on information provided by S&P) or a successor via the facilities on the Consolidated Tape Association under the symbol “MLPY.IV”. The intraday indicative note value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your ETNs, nor will it reflect transaction costs, credit considerations, market liquidity or bid-offer spreads. The actual trading price of the ETNs may vary significantly from their intraday indicative note value.

See also “Understanding the Value of the ETNs.”

Bloomberg Ticker Symbols

The table below includes the Bloomberg ticker symbols under which information relating to the ETNs and the Index can be located. The information on the Bloomberg website listed below is not incorporated by reference into this pricing supplement and should not be considered part of this pricing supplement.

ETNs on NYSE Arca:	MLPY (http://www.bloomberg.com/quote/MLPY:US)
Indicative Note Value:	MLPY.IV
Index Value:	MLPY Index

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Key Investment Rationale

The ETNs are designed for investors who seek long exposure to the Index, which tracks those MLPs in the energy sector that have the highest current indicative yields, subject to certain additional criteria, as determined by the Index methodology.

Upside and Downside Exposure to the Index

▪ The ETNs provide investors with access to long exposure to the Index which tracks a criteria-weighted portfolio of MLPs via the Index. The price of the ETNs is generally expected to increase if the value of these MLPs increases; conversely, the price of the ETNs is generally expected to decrease if the value of these MLPs decreases.

▪ The ETNs may be suitable for investors who believe that, as a whole, the MLPs that are components of the Index will make distributions and increase in value while such investors hold the ETNs.

Summary of Selected Key Risks (see page 25)

▪	You could lose a substantial portion or even all of your investment since the Final VWAP Level may be less than the VWAP Level on the Maturity Date, Repurchase Date or Call Settlement Date, or at other times during the term of the ETNs.

▪	Even if the Final VWAP Level is greater than the Initial VWAP Level, you may receive less than the Stated Principal Amount of your ETNs due to the negative effect of the Accrued Tracking Fee and/or the Repurchase Fee Amount of up to 0.125% of the Current Indicative Value as of the Index Business Day immediately preceding the applicable Repurchase Valuation Date.

▪	You are not guaranteed any coupon payments.

▪	The payment on the ETNs is linked to the VWAP Level, not to the closing level of the Index and not to the published intraday indicative note value of the ETNs.

▪	The ETNs are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the ETNs.

▪	In order to require us to repurchase your ETNs, you must make the request with respect to at least 100,000 ETNs.

▪	You will not know the Repurchase Amount at the time you elect to request that we repurchase your ETNs.

▪	The ETNs are subject to call by us at any time.

▪	The Index comprises Index constituents chosen based upon only their most recent annualized dividend yields.

▪	Hypothetical and actual historical levels of the Index should not be taken as an indication of future performance during the term of the ETNs.

▪	The Index is criteria-weighted.

▪	The Index constituents are exclusively in the energy industry.

▪	North American energy infrastructure MLP market risks may affect the trading value of the ETNs and the amount you will receive at maturity or upon an earlier repurchase.

▪	The Index may not be representative of the North American energy infrastructure industry.

▪	The market price of the ETNs will be influenced by many unpredictable factors.

▪	The liquidity of the market for the ETNs may vary materially over time, and may be limited if you do not hold at least 100,000 ETNs.

▪	Adjustments to the Index could adversely affect the value of the ETNs.

▪	There are uncertainties regarding the Index because of its limited performance history.

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▪	Changes to the Index or a discontinuance of the Index could adversely affect the value of the ETNs.

▪	Hedging and trading activity by affiliates of Morgan Stanley could potentially adversely affect the value of the ETNs.

▪	Secondary trading may be limited and you could receive less, and possibly significantly less, than the stated principal amount per ETN if you try to sell your ETNs.

▪	The intraday indicative note value is not the same as, and may differ significantly from the amount payable at maturity (including upon acceleration) or upon an earlier call or any repurchase by us. It may also differ substantially from any trading price of ETNs in the secondary market.

▪	We do not intend to issue any additional ETNs, which may materially and adversely affect the price and liquidity of the ETNs in the secondary market and cause the ETNs to trade at a significant premium in relation to their intraday indicative note value, which could be reduced or eliminated at any time.

▪	Morgan Stanley or its affiliates may be market participants and may publish research that could affect the trading price of the ETNs.

▪	Morgan Stanley or its affiliates may have economic interests adverse to those of the holders of the ETNs.

▪	Morgan Stanley and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information; the Index Sponsor may cease to publish the Index.

▪	The ETN Calculation Agent can postpone the determination of the Final VWAP Level and thus the applicable Repurchase Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable measurement period.

▪	You will have no partnership interests in any of the MLPs underlying the Index or rights to receive any equity securities.

▪	You will have no rights against any Index constituent or the entities with discretion over the Index.

▪	Index calculation disruption events may require an adjustment to the calculation of the Index.

▪	The ETN Calculation Agent and the VWAP Calculation Agent will make determinations with respect to the ETNs.

▪	The U.S. federal income tax consequences of an investment in the ETNs are uncertain.

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Fact Sheet

The ETNs are unsecured obligations of Morgan Stanley, do not pay fixed periodic interest and do not guarantee any return of principal. The ETNs have the terms described in this pricing supplement and the accompanying prospectus supplement and prospectus. An investor may receive quarterly coupon payments, reflecting reference distributions by the Index constituents, less a tracking fee. At maturity (including upon acceleration) or upon an earlier call or repurchase of the ETNs, an investor will receive a cash payment based on the positive or negative performance of the VWAP Level of the Index less any accrued and unpaid tracking fee (and, in the case of the Investor Repurchase Option, less a repurchase fee). The ETNs are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

Because we have provided a summary of the terms of the ETNs in this section, you should read the detailed description of the terms of the ETNs found in “Specific Terms of the ETNs” starting on page 35.

Key Dates
Inception Date:	Settlement Dates:	Maturity Date:
March 16, 2011	These ETNs were issued in offerings that settled on March 21, 2011, April 18, 2013 and November 20, 2014.	March 21, 2031, which will be the third Business Day following the Final Valuation Date, subject to postponement for market disruption events, as described below under “Specific Terms of the ETNs—Payment at Maturity—Maturity Date.”

Key Terms
Issuer:	Morgan Stanley
Index:	The Cushing® MLP High Income Index (Bloomberg Code: MLPY Index)
Index Sponsor:	Cushing MLP Asset Management, LP and any successor sponsor of the Index
Aggregate principal amount:	$124,999,996.06(1)
Stated Principal Amount:	$16.7837 per ETN, which is equal to the Initial VWAP Level of the Index divided by 10.
Authorized denominations:	$16.7837 per ETN, which is equal to the Initial VWAP Level of the Index divided by 10.
Payment at Maturity:	If your ETNs have not previously been repurchased by Morgan Stanley, at maturity you will receive a cash payment per ETN, equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Ratio as of the Final Valuation Date, plus (b) the final Coupon Amount, minus (c) the Accrued Tracking Fee as of the Final Valuation Date, if any, plus (d) the Stub Reference Distribution Amount as of the Final Valuation Date, if any. The Payment at Maturity may result in a significant or complete loss, but will not be less than $0.
Index Ratio:	On any Index Business Day, including the Final Valuation Date, will be equal to the Final VWAP Level divided by the Initial VWAP Level.
Initial VWAP Level:	167.8372, which is the VWAP Level measured on the Inception Date, as determined by the VWAP Calculation Agent.
Final VWAP Level:	As determined by the VWAP Calculation Agent, the arithmetic mean of the VWAP Levels measured on each Index Business Day during the Final Measurement Period or the Call Measurement Period, or on any Repurchase Valuation Date, as applicable.
VWAP Level:	On any Index Business Day, as calculated by the VWAP Calculation Agent, (a) the sum of the products of (i) the VWAP of each Index constituent as of such date and (ii) the published share weighting of that Index constituent as of such date, divided by (b) the Index Divisor as of such date.
VWAP:	With respect to each Index constituent, as of any date of determination, the volume-weighted average price of one unit of such Index constituent as determined by the VWAP Calculation Agent based on the composite transactions on such day in such Index constituent.
VWAP Calculation Agent:	MS & Co.
Index Divisor:	As of any date of determination, the divisor used by the Index Calculation Agent to calculate the Index.
Final Valuation Date:	The last Index Business Day in the Final Measurement Period.
Investor Repurchase Option:	Subject to the requirements described herein you may elect to have Morgan Stanley repurchase 100,000 or more of your ETNs. We may, from time to time in our sole discretion, reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.
Repurchase Amount:	If you duly elect a repurchase, you will receive per ETN a cash payment on the relevant Repurchase

(1) As of November 16, 2020, approximately $60,176,043.01 principal amount of the ETNs were held for sale by our affiliate, Morgan Stanley & Co. LLC (“MS & Co.”), as agent. We announced on June 30, 2015 that we do not intend to issue any additional ETNs. However, MS & Co. may continue to sell any ETNs that it now holds or in the future may acquire. These include the ETNs issued by us prior to June 30, 2015 and not yet sold to the public, as well as ETNs previously issued by us that MS & Co. may repurchase from the public from time to time. The market value of the ETNs may be influenced by, among other things, supply and demand for the ETNs. It is possible that the discontinuance of further issuances of the ETNs by us may influence the market value of the ETNs and, accordingly, may cause a fall or a rise in the price. Due to market supply and demand, the price of the ETNs may trade at a premium above their closing or intraday indicative note value. Any such premium may subsequently decrease at any time and for any reason, resulting in financial loss to sellers who paid this premium. Investors should always consult their financial advisors before purchasing or selling the ETNs, especially the ETNs with premium characteristics. Our discontinuance of further issuances of ETNs does not affect the terms of the outstanding ETNs, including the right of investors to require us to repurchase the ETNs on the terms, and subject to the limitations, described in this pricing supplement, and our right to redeem the ETNs at any time for the call settlement amount in the circumstances described in this pricing supplement. We expect MS & Co. to sell ETNs to other dealers and investors at market prices prevailing at the time of sale, or at negotiated prices. We received proceeds equal to 100% of the price at which the ETNs were sold by us. From time to time, MS & Co. may sell the ETNs for a price of up to 101% of their current Issuance Amount, as calculated by MS & Co., as of the date of such sale and MS & Co. may receive a commission of up to 1% of such Issuance Amount. We reserve the right to pay a portion of the Annual Tracking Fee to MS & Co. and certain broker-dealers in consideration for services relating to the ETNs including, but not limited to, promotion and distribution.

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Date equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Ratio as of the Repurchase Valuation Date plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Repurchase Valuation Date if on the Repurchase Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Adjusted Tracking Fee Shortfall, if any, as of the Repurchase Valuation Date, minus (e) the Repurchase Fee Amount.
Issuer Call Right:	Morgan Stanley will have the right to repurchase the ETNs at any time, in whole but not in part, on any Business Day during the term of the ETNs (such date, the “Call Settlement Date”). To exercise its repurchase right, Morgan Stanley will provide notice to the holders of the ETNs not less than 18 calendar days prior to the Call Settlement Date. In the event Morgan Stanley exercises this right, ETN holders will receive a cash payment equal to the Call Settlement Amount, paid on the Call Settlement Date. The Call Settlement Amount may result in a significant or complete loss, but will not be less than $0.
Coupon Amount:	For each ETN that you hold on the applicable Coupon Record Date you will receive on each Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, reduced by the Accrued Tracking Fee. The final Coupon Amount will be included in the Payment at Maturity.
Coupon Valuation Date:	The 30th of March, June, September and December of each calendar year during the term of the ETNs, or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date.
Coupon Payment Date:	The 15th Index Business Day following each Coupon Valuation Date, provided that the final Coupon Payment Date will be the Maturity Date.
Coupon Ex-Date:	With respect to a Coupon Amount, the first Exchange Business Day on which the ETNs trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Exchange Business Date prior to the applicable Coupon Record Date.
Coupon Record Date:	The ninth Index Business Day following each Coupon Valuation Date.
Calculation Date:	March 12, 2031, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day.
Reference Distribution Amount:	Means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to any Index constituent, for those cash distributions whose ex-dividend date occurs during the period from and excluding the Inception Date to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to any Index constituent for those cash distributions whose ex-dividend date occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, (x) such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount and (y) if the Coupon Valuation Date is not the final Coupon Valuation Date, the Reference Distribution Amount for the immediately subsequent Coupon Valuation Date (or the Adjusted Reference Distribution Amount, if applicable) shall be increased by the amount of such distribution, if any, which is actually paid prior to such immediately subsequent Coupon Valuation Date (or such Repurchase Valuation Date or Call Valuation Date, if applicable) by the issuer of such Index constituent to the holders of such Index constituent.
Reference Holder:	As of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (a) the published share weighting of that Index constituent as of such date, divided by (b) ten times the Index Divisor as of such date. The Reference Holder is intended to reflect the hypothetical exposure that a holder of a single ETN would have to each Index constituent.
Final Measurement Period:	The five Index Business Days from and including the Calculation Date.
Annual Tracking Fee:	As of any date of determination, an amount per ETN equal to the product of (i) 0.85% and (ii) the Current Indicative Value as of the immediately preceding Business Day
Accrued Tracking Fee:

▪ With respect to the first Coupon Valuation Date, an amount equal to the product of (a) the Annual Tracking Fee as of the first Coupon Valuation Date and (b) a fraction equal to the total number of calendar days from and excluding the Inception Date to and including the first Coupon Valuation Date divided by 365.

▪ With respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to (a) the product of (i) the Annual Tracking Fee as of such Coupon Valuation Date and (ii) a fraction equal to the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date divided by 365, plus (b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

▪ With respect to the Final Valuation Date, an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the Final Valuation Date and (ii) a fraction equal to the total number of calendar days from and excluding the Calculation Date to and including the Final Valuation Date divided by 365, plus (b) the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

▪ With respect to the last Index Business Day in the Call Measurement Period, an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Business Day in

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the Call Measurement Period, and (ii) a fraction equal to the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in the Call Measurement Period divided by 365, plus (b) the Adjusted Tracking Fee Shortfall, if any.
Tracking Fee Shortfall:	To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, the Tracking Fee Shortfall will be an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount and this amount will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. For the avoidance of doubt, this process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date.
Current Indicative Value:	As of any date of determination, an amount per ETN equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the VWAP Level as of such date and the denominator of which is equal to the Initial VWAP Level.
Repurchase Valuation Date:	Provided that the Repurchase Notice and Repurchase Confirmation (as defined below) are received by the respective deadlines, the last Index Business Day of the week that such Repurchase Notice and Repurchase Confirmation are received by us (generally Friday).
Repurchase Date:	The date that is three Business Days following the applicable Repurchase Valuation Date.
Call Measurement Period:	The five Index Business Days from and including the Call Valuation Date.
Call Valuation Date:	The last Business Day of the week following the week in which the call notice is issued, generally Friday, subject to a minimum five calendar day period commencing on the date of the issuance of the call notice and ending on the related Call Valuation Date. If we issue a call notice on a Friday, the related Call Valuation Date will fall on the following Friday (or, if such following Friday is not an Exchange Business Day, the next following Exchange Business Day).
Call Settlement Amount:	A cash amount per ETN equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Ratio as of the last Index Business Day in the Call Measurement Period plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus (e) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.
Repurchase Fee Amount:	0.125% of the Current Indicative Value as of the Index Business Day immediately preceding the applicable Repurchase Valuation Date.
Adjusted Coupon Amount:	With respect to any applicable Repurchase Valuation Date or Call Valuation Date, as applicable, a coupon payment, if any, in an amount in cash equal to the greater of (i) zero and (ii) the difference between the Adjusted Reference Distribution Amount and the Adjusted Tracking Fee, each calculated as of such Repurchase Valuation Date or Call Valuation Date.
Adjusted Reference Distribution Amount:	As of any Repurchase Valuation Date or the Call Valuation Date, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to any Index constituent for those cash distributions whose ex-dividend date occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Repurchase Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Settlement Date) to and including such Repurchase Valuation Date or Call Valuation Date (except as may be increased as described under “Reference Distribution Amount”).
Adjusted Tracking Fee:	As of any Repurchase Valuation Date or the Call Valuation Date, as applicable, an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Annual Tracking Fee as of such Repurchase Valuation Date or Call Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date (or if the Repurchase Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Settlement Date) to and including such Repurchase Valuation Date or Call Valuation Date, and the denominator of which is 365.
Adjusted Tracking Fee Shortfall:	As of any Repurchase Valuation Date or the Call Valuation Date, as applicable, the greater of (i) zero and (ii) the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, each calculated as of such Repurchase Valuation Date or Call Valuation Date.
Stub Reference Distribution Amount:	As of the Final Valuation Date or the last Index Business Day in the Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the ‘record date’ with respect to any Index constituent, for those cash distributions whose ‘ex-dividend date’ occurs during the period from and excluding the first Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, to and including the Final Valuation Date or the last Index Business Day in the Call Measurement Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the units of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period.
Business Day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index Business Day:	Any day on which the Primary Exchange and each Related Exchange are scheduled to be open for

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Principal at Risk Securities

trading
Exchange Business Day:	Any day on which the primary exchange or market for trading of the ETNs is scheduled to be open for trading
Primary Exchange:	With respect to each Index constituent, the primary exchange or market of trading such Index constituent.
Related Exchange:	With respect to each Index constituent, each exchange or quotation system where trading has a material effect on the overall market for futures or options contracts relating to such Index constituent.
Other:	Notwithstanding what is provided in the accompanying prospectus dated November 16, 2020, the terms of the indenture applicable to the ETNs will be as set forth in the prospectus filed by Morgan Stanley with the Securities and Exchange Commission on November 19, 2014.

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Principal at Risk Securities

General Information
Listing:	The ETNs are listed on NYSE Arca and began trading on the day after the inception date under the ticker symbol “MLPY.”
CUSIP:	61760E846
ISIN:	US61760E8460
Tax Considerations:	See “United States Federal Taxation” in this pricing supplement.
Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Index Calculation Agent:	S&P
ETN Calculation Agent:	MS & Co.
Use of Proceeds and Hedging:	The net proceeds we receive from the sale of the ETNs will be used primarily for general corporate purposes and in connection with hedging our obligations under the ETNs. The tracking fee covers the costs related to the distribution of the ETNs and includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging of our obligations under the ETNs. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in this pricing supplement.
Supplemental Information Regarding Plan of Distribution; Conflicts of Interest:	See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in this pricing supplement.
Benefit Plan Investor Considerations:	See “Benefit Plan Investor Considerations” in this pricing supplement.
Validity of the ETNs:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the ETNs offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such ETNs will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the ETNs and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.
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Principal at Risk Securities

Hypothetical Examples

Hypothetical Coupon Amount Calculation

The following table illustrates the hypothetical Coupon Amount payable on each quarterly Coupon Payment Date over a hypothetical period of five quarters. Each of the hypothetical Coupon Amounts set forth below is for illustrative purposes only and may not be the actual Coupon Amount payable to a purchaser of the ETNs on any Coupon Payment Date. The actual Coupon Amount payable on any Coupon Payment Date will be determined by reference to the Reference Distribution Amount calculated as of the corresponding Coupon Valuation Date and the Accrued Tracking Fee (including any Tracking Fee Shortfall) calculated as of the corresponding Coupon Valuation Date and may be substantially different from any amounts set forth below. The numbers appearing in the following table and examples have been rounded for ease of analysis. You may not be paid, and are not guaranteed, a Coupon Amount during the term of the ETNs.

Quarter	Current Indicative Value	Reference Distribution Amount as of the applicable Coupon Valuation Date	Accrued Tracking Fee (excluding Tracking Fee Shortfall accrued from previous Quarter) as of the applicable Coupon Valuation Date*	Accrued Tracking Fee (including Tracking Fee Shortfall accrued from previous Quarter) as of the applicable Coupon Valuation Date*	Coupon Amount	Tracking Fee Shortfall for the following quarter
Quarter 1	$18.00	$0.3600	$0.0383	$0.0383	$0.3218	$0
Quarter 2	$18.50	$0.2775	$0.0393	$0.0393	$0.2382	$0
Quarter 3	$19.00	$0.0000	$0.0404	$0.0404	$0.0000	$0.0404
Quarter 4	$18.25	$0.0525	$0.0388	$0.0792	$0.0000	$0.0267
Quarter 5	$19.50	$0.7500	$0.0414	$0.0681	$0.6819	$0
*	Assuming that the total number of calendar days in each quarter is 90.

For additional information and key terms related to the Coupon Amount, please see “Specific Terms of the ETNs—Coupon Payment.”

Hypothetical Payment at Maturity, or upon Call or Repurchase

The following examples illustrate how the ETNs would perform at maturity, or upon call by Morgan Stanley or repurchase elected by the investor, in hypothetical circumstances. We have included examples in which the VWAP Level of the Index increases at a constant rate of 2% per year through maturity (Example 1), as well as examples in which the VWAP Level of the Index decreases at a constant rate of 2% per year through maturity (Example 2). In addition, Example 3 shows the VWAP Level of the Index increasing by 2% per year for the first 10 years and then decreasing by 2% per year for the next 10 years, whereas Example 4 shows the reverse scenario of the VWAP Level of the Index decreasing by 2% per year for the first 10 years and then increasing by 2% per year for the next 10 years. For ease of analysis and presentation, the following examples assume that the term of the ETNs is 20 years, the stated principal amount per ETN is $17.50, no Coupon Amount was paid during the term of the ETNs, the Reference Distribution Amount for each applicable period is zero, no Stub Reference Distribution Amount will be paid at maturity or call, no Adjusted Coupon Amount will be paid upon call or repurchase elected by the investor and that no upfront fee was paid by the investor. These examples highlight the impact of the Accrued Tracking Fee on the payment at maturity or call, or upon repurchase elected by the investor, under different circumstances. Because the Accrued Tracking Fee takes into account the performance of the Index, the absolute level of the Accrued Tracking Fee is dependent on the path taken by the VWAP Level of the Index to arrive at its ending level. The figures in these examples have been rounded for convenience. The Payment at Maturity figures for year 20 are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity or call, or upon repurchase elected by the investor, in the indicated amount, according to the indicated formula.

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Principal at Risk Securities

EXAMPLE #1: The VWAP Level of the Index increases at a constant rate of 2% per year through maturity.

Assumptions:	Annual Tracking Fee:	0.85% per annum
	Stated Principal Amount:	$17.50
	Initial VWAP Level:	175
	Repurchase Fee Amount:	0.125% of the Current Indicative Value as of the Index Business Day immediately preceding the applicable Repurchase Valuation Date

A	B	C	D	E	F	G
Year-End	VWAP level	Current Indicative Value	Annual Tracking Fee for the Applicable Year	Accrued Tracking Fee	Payment at Maturity/Call Settlement Amount	Repurchase Amount
		Principal × (B/Initial VWAP Level)	C × Annual Tracking Fee	Cumulative Total of D*	C – E	F – Repurchase Fee Amount
1	178.50	$17.85	$0.1517	$0.1517	$17.70	$17.68
2	182.07	$18.21	$0.1548	$0.3065	$17.90	$17.88
3	185.71	$18.57	$0.1579	$0.4643	$18.11	$18.08
4	189.43	$18.94	$0.1610	$0.6254	$18.32	$18.29
5	193.21	$19.32	$0.1642	$0.7896	$18.53	$18.51
6	197.08	$19.71	$0.1675	$0.9571	$18.75	$18.73
7	201.02	$20.10	$0.1709	$1.1280	$18.97	$18.95
8	205.04	$20.50	$0.1743	$1.3023	$19.20	$19.18
9	209.14	$20.91	$0.1778	$1.4800	$19.43	$19.41
10	213.32	$21.33	$0.1813	$1.6613	$19.67	$19.65
11	217.59	$21.76	$0.1850	$1.8463	$19.91	$19.89
12	221.94	$22.19	$0.1887	$2.0349	$20.16	$20.13
13	226.38	$22.64	$0.1924	$2.2274	$20.41	$20.39
14	230.91	$23.09	$0.1963	$2.4236	$20.67	$20.64
15	235.53	$23.55	$0.2002	$2.6238	$20.93	$20.90
16	240.24	$24.02	$0.2042	$2.8280	$21.20	$21.17
17	245.04	$24.50	$0.2083	$3.0363	$21.47	$21.44
18	249.94	$24.99	$0.2125	$3.2488	$21.75	$21.72
19	254.94	$25.49	$0.2167	$3.4655	$22.03	$22.00
20	260.04	$26.00	$0.2210	$3.6865	$22.32	$22.29
*	Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative VWAP Return:	48.59%
Annual VWAP Return:	2.00%
Annual Return on ETNs:	1.22%

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Principal at Risk Securities

EXAMPLE #2: The VWAP Level of the Index decreases at a constant rate of 2% per year through maturity.

Assumptions:	Annual Tracking Fee:	0.85% per annum
	Stated Principal Amount:	$17.50
	Initial VWAP Level:	175
	Repurchase Fee Amount:	0.125% of the Current Indicative Value as of the Index Business Day immediately preceding the applicable Repurchase Valuation Date

A	B	C	D	E	F	G
Year-End	VWAP level	Current Indicative Value	Annual Tracking Fee for the Applicable Year	Accrued Tracking Fee	Payment at Maturity/Call Settlement Amount	Repurchase Amount
		Principal × (B/Initial VWAP Level)	C × Annual Tracking Fee	Cumulative Total of D*	C – E	F – Repurchase Fee Amount
1	171.50	$17.15	$0.1458	$0.1458	$17.00	$16.98
2	168.07	$16.81	$0.1429	$0.2886	$16.52	$16.50
3	164.71	$16.47	$0.1400	$0.4286	$16.04	$16.02
4	161.41	$16.14	$0.1372	$0.5658	$15.58	$15.56
5	158.19	$15.82	$0.1345	$0.7003	$15.12	$15.10
6	155.02	$15.50	$0.1318	$0.8321	$14.67	$14.65
7	151.92	$15.19	$0.1291	$0.9612	$14.23	$14.21
8	148.88	$14.89	$0.1266	$1.0878	$13.80	$13.78
9	145.91	$14.59	$0.1240	$1.2118	$13.38	$13.36
10	142.99	$14.30	$0.1215	$1.3333	$12.97	$12.95
11	140.13	$14.01	$0.1191	$1.4524	$12.56	$12.54
12	137.33	$13.73	$0.1167	$1.5691	$12.16	$12.15
13	134.58	$13.46	$0.1144	$1.6835	$11.77	$11.76
14	131.89	$13.19	$0.1121	$1.7956	$11.39	$11.38
15	129.25	$12.92	$0.1099	$1.9055	$11.02	$11.01
16	126.66	$12.67	$0.1077	$2.0132	$10.65	$10.64
17	124.13	$12.41	$0.1055	$2.1187	$10.29	$10.28
18	121.65	$12.16	$0.1034	$2.2221	$9.94	$9.93
19	119.22	$11.92	$0.1013	$2.3234	$9.60	$9.59
20	116.83	$11.68	$0.0993	$2.4227	$9.26	$9.25
*	Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative VWAP Return:	-33.24%
Annual VWAP Return:	-2.00%
Annual Return on ETNs:	-3.13%

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EXAMPLE #3: The VWAP Level of the Index increases by 2% per year for the first 10 years and then decreases by 2% per year for the next 10 years.

Assumptions:	Annual Tracking Fee:	0.85% per annum
	Stated Principal Amount:	$17.50
	Initial VWAP Level:	175
	Repurchase Fee Amount:	0.125% of the Current Indicative Value as of the Index Business Day immediately preceding the applicable Repurchase Valuation Date

A	B	C	D	E	F	G
Year-End	VWAP level	Current Indicative Value	Annual Tracking Fee for the Applicable Year	Accrued Tracking Fee	Payment at Maturity/Call Settlement Amount	Repurchase Amount
		Principal × (B/Initial VWAP Level)	C × Annual Tracking Fee	Cumulative Total of D*	C – E	F – Repurchase Fee Amount
1	178.50	$17.85	$0.1517	$0.1517	$17.70	$17.68
2	182.07	$18.21	$0.1548	$0.3065	$17.90	$17.88
3	185.71	$18.57	$0.1579	$0.4643	$18.11	$18.08
4	189.43	$18.94	$0.1610	$0.6254	$18.32	$18.29
5	193.21	$19.32	$0.1642	$0.7896	$18.53	$18.51
6	197.08	$19.71	$0.1675	$0.9571	$18.75	$18.73
7	201.02	$20.10	$0.1709	$1.1280	$18.97	$18.95
8	205.04	$20.50	$0.1743	$1.3023	$19.20	$19.18
9	209.14	$20.91	$0.1778	$1.4800	$19.43	$19.41
10	213.32	$21.33	$0.1813	$1.6613	$19.67	$19.65
11	209.06	$20.91	$0.1777	$1.8390	$19.07	$19.04
12	204.88	$20.49	$0.1741	$2.0132	$18.47	$18.45
13	200.78	$20.08	$0.1707	$2.1839	$17.89	$17.87
14	196.76	$19.68	$0.1672	$2.3511	$17.33	$17.30
15	192.83	$19.28	$0.1639	$2.5150	$16.77	$16.75
16	188.97	$18.90	$0.1606	$2.6756	$16.22	$16.20
17	185.19	$18.52	$0.1574	$2.8330	$15.69	$15.67
18	181.49	$18.15	$0.1543	$2.9873	$15.16	$15.14
19	177.86	$17.79	$0.1512	$3.1385	$14.65	$14.63
20	174.30	$17.43	$0.1482	$3.2866	$14.14	$14.13
*	Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative VWAP Return:	-0.40%
Annual VWAP Return:	-0.02%
Annual Return on ETNs:	-1.06%
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EXAMPLE #4: The VWAP Level of the Index decreases by 2% per year for the first 10 years and then increases by 2% per year for the next 10 years.

Assumptions:	Annual Tracking Fee:	0.85% per annum
	Stated Principal Amount:	$17.50
	Initial VWAP Level:	175
	Repurchase Fee Amount:	0.125% of the Current Indicative Value as of the Index Business Day immediately preceding the applicable Repurchase Valuation Date

A	B	C	D	E	F	G
Year-End	VWAP level	Current Indicative Value	Annual Tracking Fee for the Applicable Year	Accrued Tracking Fee	Payment at Maturity/Call Settlement Amount	Repurchase Amount
		Principal × (B/Initial VWAP Level)	C × Annual Tracking Fee	Cumulative Total of D*	C – E	F – Repurchase Fee Amount
1	171.50	$17.15	$0.1458	$0.1458	$17.00	$16.98
2	168.07	$16.81	$0.1429	$0.2886	$16.52	$16.50
3	164.71	$16.47	$0.1400	$0.4286	$16.04	$16.02
4	161.41	$16.14	$0.1372	$0.5658	$15.58	$15.56
5	158.19	$15.82	$0.1345	$0.7003	$15.12	$15.10
6	155.02	$15.50	$0.1318	$0.8321	$14.67	$14.65
7	151.92	$15.19	$0.1291	$0.9612	$14.23	$14.21
8	148.88	$14.89	$0.1266	$1.0878	$13.80	$13.78
9	145.91	$14.59	$0.1240	$1.2118	$13.38	$13.36
10	142.99	$14.30	$0.1215	$1.3333	$12.97	$12.95
11	145.85	$14.58	$0.1240	$1.4573	$13.13	$13.11
12	148.76	$14.88	$0.1264	$1.5837	$13.29	$13.28
13	151.74	$15.17	$0.1290	$1.7127	$13.46	$13.44
14	154.77	$15.48	$0.1316	$1.8443	$13.63	$13.62
15	157.87	$15.79	$0.1342	$1.9785	$13.81	$13.79
16	161.03	$16.10	$0.1369	$2.1153	$13.99	$13.97
17	164.25	$16.42	$0.1396	$2.2549	$14.17	$14.15
18	167.53	$16.75	$0.1424	$2.3973	$14.36	$14.34
19	170.88	$17.09	$0.1453	$2.5426	$14.55	$14.53
20	174.30	$17.43	$0.1482	$2.6908	$14.74	$14.72
*	Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative VWAP Return:	-0.40%
Annual VWAP Return:	-0.02%
Annual Return on ETNs:	-0.85%

You may receive Coupon Amounts during the term of the ETNs, a Stub Reference Distribution Amount at maturity or call, or an Adjusted Coupon Amount upon call or repurchase elected by the investor. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the ETNs, any Stub Reference Distribution Amount you may be entitled to receive at maturity or call, any Adjusted Coupon Amount you may be entitled to receive upon call or repurchase elected by the investor or any upfront fee you may pay. If any Coupon Amounts were paid during the term of the ETNs, any Stub Reference Distribution Amount was paid upon maturity or call, or any Adjusted Coupon Amount was payable upon call or repurchase elected by the investor, the hypothetical Payments at Maturity, Call Settlement Amounts or Repurchase Amounts displayed above would have been higher (as a portion of the Accrued Tracking Fee would have been offset in calculating the Coupon Amounts or Adjusted Coupon Amount

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and/or the Payments at Maturity or Call Settlement Amounts would have been increased by the Stub Reference Distribution Amount).

We cannot predict the actual VWAP Level on any Index Business Day or the market value of your ETNs, nor can we predict the relationship between the VWAP Level and the market value of your ETNs at any time prior to the Maturity Date. The actual amount that a holder of the ETNs will receive at maturity or call, or upon repurchase elected by the investor, as the case may be, and the rate of return on the ETNs will depend on the actual Final VWAP Level, the Accrued Tracking Fee and any Repurchase Fee Amount and whether any Coupon Amount was paid during the term of the ETNs, any Stub Reference Distribution Amount is payable at maturity or call or any Adjusted Coupon Amount is payable upon call or repurchase elected by the investor. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your ETNs, if any, on the Maturity Date, Call Settlement Date or the relevant Repurchase Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index as measured by the VWAP Level on any Index Business Day, the Final VWAP Level, or what the value of your ETNs may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the ETNs. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the ETNs.

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Risk Factors

The ETNs are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the ETNs. Accordingly, investors should consult with their own financial and legal advisors as to the risks entailed by an investment in the ETNs and the suitability of such ETNs in light of the investor’s particular circumstances.

The following is a non-exhaustive list of certain key risk factors for investors in the ETNs. You should carefully consider whether the ETNs are suited to your particular circumstances before you decide to purchase them.

Risks Relating to an Investment in the ETNs

▪	You could lose a substantial portion or even all of your investment since the Final VWAP Level may be less than the VWAP Level on the Maturity Date, Repurchase Date or Call Settlement Date, or at other times during the term of the ETNs. Any decline in the VWAP Level below the Initial VWAP Level during the Final Measurement Period, Call Measurement Period or on the Repurchase Valuation Date will result in a reduction of your payment at maturity, Repurchase Amount or Call Settlement Amount that is proportionate to such decline, and as a result, you could lose some or all of your investment in the ETNs. In addition, the VWAP Level on the Maturity Date, a Repurchase Date or Call Settlement Date, or at other times during the term of the ETNs, including dates near the Final Measurement Period, the Repurchase Valuation Date or Call Measurement Period, as applicable, could be higher than the Final VWAP Level, because the Final VWAP Level is calculated based on the VWAP Levels measured on each Index Business Day in the Final Measurement Period or Call Measurement Period, or on the Repurchase Valuation Date, as applicable. This difference could be particularly large if there is a significant increase in the VWAP Level after the Final Measurement Period or Call Measurement Period, or on the Repurchase Valuation Date, as applicable, if there is a significant decrease in the VWAP Level around the Final Measurement Period or Call Measurement Period, or on the Repurchase Valuation Date, as applicable, or if there is significant volatility in the VWAP Levels during the term of the ETNs. Depending on the Final VWAP Level on the applicable valuation date, you could lose a substantial portion or even all of your investment.

▪	Even if the Final VWAP Level is greater than the Initial VWAP Level, you may receive less than the Stated Principal Amount of your ETNs due to the negative effect of the Accrued Tracking Fee and/or the Repurchase Fee Amount of up to 0.125% of the Current Indicative Value as of the Index Business Day immediately preceding the applicable Repurchase Valuation Date. If any distributions that a Reference Holder would be entitled to receive from the Index constituents are not sufficient to cover the Annual Tracking Fee (equivalent to 0.85% multiplied by the applicable Current Indicative Value), the amount of the Accrued Tracking Fee (including the Tracking Fee Shortfall or the Adjusted Tracking Fee Shortfall, as applicable) will reduce the payment, if any, you will receive at maturity or call, or upon early repurchase. In addition, if you elect to have us to repurchase your ETNs prior to maturity, you will be charged a Repurchase Fee Amount equal to the product of (i) 0.125% and (ii) the Current Indicative Value as of the Index Business Day immediately preceding the applicable Repurchase Valuation Date. If the Final VWAP Level, as compared to the Initial VWAP Level, decreases or even if the Final VWAP Level, as compared to the Initial VWAP Level, increases, but does not increase sufficiently during the relevant period to offset the negative effect of any Accrued Tracking Fee and/or any applicable Repurchase Fee Amount, you will receive less than the Stated Principal Amount of your investment at maturity or call, or upon early redemption of your ETNs.

▪	You are not guaranteed any coupon payments. The terms of the ETNs differ from those of ordinary, unsecured debt securities in that the ETNs guarantee neither the payment of coupons nor the payment of the stated principal amount at maturity (including upon acceleration) or upon an earlier call or repurchase. You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is less than the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date. The resulting Tracking Fee Shortfall, which is the difference between the Accrued Tracking Fee and the Reference Distribution Amount, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process

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will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The Tracking Fee Shortfall as of the final Coupon Valuation Date, if any, will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period. Similarly, you will not receive a coupon payment on a Repurchase Date or Call Settlement Date if the Adjusted Reference Distribution Amount, calculated as of the Repurchase Valuation Date or Call Valuation Date, as applicable, is less than the Adjusted Tracking Fee and Repurchase Fee Amount, calculated as of the Repurchase Valuation Date, or the Adjusted Tracking Fee calculated as of the Call Valuation Date. The resulting Adjusted Tracking Fee Shortfall, which is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, will be included in the calculation of the Accrued Tracking Fee as of the Repurchase Valuation Date or the last Index Business Day in the Call Measurement Period.

▪	The payment on the ETNs is linked to the VWAP Level, not to the closing level of the Index and not to the published intraday indicative note value of the ETNs. Your payment at maturity or call, or upon early repurchase, is linked to the performance of the VWAP Level, as compared to the Initial VWAP Level. Although the VWAP Level is intended to track the performance of the Index, the calculation of the VWAP Level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or call, or upon early repurchase of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index. Because the VWAP Level will not necessarily correlate with the closing levels or intraday indicative values of the Index, the payment at maturity or call, or upon repurchase, will not be the same as investing in a debt security with a payment at maturity or call, or upon repurchase, linked to the performance of the Index as measured using closing levels or intraday indicative values. In particular, the official Index closing level may vary significantly, on a continuous basis over the term of the ETNs, from the VWAP Level. Please see “Historical Information” below for information relating to the historical performance of the Index. However, historical performance is not necessarily indicative of future performance. In addition, the intraday indicative note value of the ETNs calculated by NYSE Arca and published to Bloomberg will be based on the intraday indicative values of the Index instead of the VWAP Levels of the Index. Because the intraday indicative note value of the ETNs may vary significantly from the VWAP Levels and the Final VWAP Level, the payment at maturity or call, or upon early repurchase of your ETNs, may be significantly different than the payment you would receive if such payment is determined by reference to the intraday indicative note value of the ETNs.

▪	The ETNs are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the ETNs. You are dependent on Morgan Stanley’s ability to pay all amounts due on the ETNs at maturity (including upon acceleration) or upon an earlier repurchase by us of the ETNs and therefore you are subject to the credit risk of Morgan Stanley. The ETNs are not guaranteed by any other entity. If Morgan Stanley defaults on its obligations under the ETNs, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the ETNs prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the ETNs.

▪	There are restrictions on the minimum number of ETNs you may require us to repurchase and on the procedures and timing for early repurchase. You must redeem at least 100,000 ETNs at one time in order to exercise your right to require us to repurchase your ETNs on any Repurchase Date. If you have less than 100,000 ETNs, you will have to sell them in the market. Although the market price of ETNs should generally track the performance of the Index less cumulative tracking fees, we can give you no assurance that the ETNs will not trade at a discount from the value an investor would receive upon repurchase. You may only redeem your ETNs on a Repurchase Date if we receive a notice of repurchase by no later than 12:00 noon (New York City time) on the Business Day immediately preceding the applicable Repurchase Valuation Date (generally Thursday) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the same day. If we do not receive your notice of repurchase by 12:00 noon (New York City time), or the confirmation of repurchase by 5:00 p.m.

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(New York City time) on the Business Day immediately preceding the Repurchase Valuation Date, your notice will not be effective and we will not repurchase your ETNs on the applicable Repurchase Date. Your notice of repurchase will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the ETNs—Weekly Early Repurchase at the Option of the Holders” for more information.

▪	You will not know the Repurchase Amount at the time you elect to request that we repurchase your ETNs. You will not know the Repurchase Amount you will receive at the time you elect to request that we repurchase your ETNs. Your notice to us to repurchase your ETNs is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Repurchase Valuation Date (generally Thursday) and a completed and signed confirmation of such repurchase must be received by us no later than 5:00 p.m., New York City time, on the same date. Provided that the Repurchase Notice and Repurchase Confirmation are received by the respective deadlines, the Repurchase Valuation Date is the last Index Business Day of the week that the applicable Repurchase Notice and Repurchase Confirmation are received by us (generally Friday). You will not know the Repurchase Amount until after the Repurchase Valuation Date, and we will pay you the Repurchase Amount, if any, on the Repurchase Date, which is the third Business Day following the Repurchase Valuation Date (generally Wednesday). As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us repurchase your ETNs, and prior to the relevant Repurchase Date.

▪	The ETNs are subject to call by us at any time. Morgan Stanley may call the ETNs, in whole and not in part, during the term of the ETNs on any repurchase date, and the payment amount you receive at repurchase may be significantly less than the stated principal amount of your ETNs. Further, if the ETNs are repurchased prior to maturity, you may not be able to reinvest on comparable terms.

▪	The market value of the ETNs may be influenced by many unpredictable factors. The market value of your ETNs may fluctuate between the date you purchase them and the Final Valuation Date when the ETN Calculation Agent will determine the Payment at Maturity (if they are not subject to a call or repurchase elected by the investor). Therefore, you may sustain a significant loss if you are able to sell the ETNs in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the ETNs. We expect that, generally, the level of the Index will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include:

▪	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

▪	the market prices of the Index constituents;

▪	the dividend or distribution rate paid by the Index constituents;

▪	the time remaining to the maturity of the ETNs;

▪	supply and demand for the ETNs, including to the extent affected by inventory positions with Morgan Stanley or any market maker, which may fluctuate over time and which include the ETNs held by MS & Co. that were issued by us prior to June 30, 2015 and have not yet been sold to the public, as well as the ETNs previously issued by us that MS & Co. or any market-maker may repurchase from the public from time to time;

▪	the amount of the Accrued Tracking Fee and whether there is any Tracking Fee Shortfall;

▪	economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index constituents, or that affect markets generally; and

▪	the actual and perceived creditworthiness of Morgan Stanley.

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These factors interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor in an unpredictable manner, which could negatively affect the market value of the ETNs. See “Understanding the Value of the ETNs.”

▪	The liquidity of the market for the ETNs may vary materially over time, and may be limited if you do not hold at least 100,000 ETNs. Morgan Stanley & Co. LLC, our affiliate, may sell ETNs from time to time, as agent, to investors and dealers acting as principals. Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to repurchase elected by the investors of the ETNs. On June 30, 2015, we announced that we do not intend to issue any additional ETNs. It is possible that the discontinuance of further issuances of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. While you may elect to have us repurchase your ETNs prior to maturity, such repurchase is subject to the conditions and procedures described elsewhere in this pricing supplement, including the condition that you must have us repurchase at least 100,000 ETNs at one time in order to exercise your right to have us repurchase your ETNs on any Repurchase Date. Furthermore, on a Call Settlement Date on any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day) during the term of the ETNs, we may elect to call all, but not less than all, issued and outstanding ETNs.

▪	Secondary trading may be limited and you could receive less, and possibly significantly less, than the stated principal amount per ETN if you try to sell your ETNs. Although the ETNs are listed on the NYSE Arca under the symbol “MLPY,” no assurance can be given that a secondary market will exist, and even if there is a secondary market, it may not provide significant liquidity. In addition, we are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. Certain affiliates of ours may engage in limited purchase and resale transactions in the ETNs, although they are not required to do so and may stop at any time. If there is insufficient liquidity in the secondary market, the price at which you would be able to sell your ETNs would likely be lower than if an active market existed. Furthermore, while we expect that ETNs currently held by MS & Co. may be sold to the public from time to time, we cannot give you any assurance that there will be a demand for them; in which case the liquidity in the market could be limited to the number of ETNs initially sold, or fewer, to the extent that any ETNs are purchased by us or our affiliates in the secondary market.

▪	The intraday indicative note value is not the same as, and may differ significantly from the amount payable at maturity (including upon acceleration) or upon an earlier call or any repurchase by us. It may also differ substantially from any trading price of ETNs in the secondary market. The intraday indicative note value is not the same as, and may differ significantly from the amount payable at maturity (including upon acceleration) or upon an earlier call or any repurchase by us. It may also differ substantially from any trading price of the ETNs in the secondary market. The intraday indicative note value is meant to approximate the intrinsic economic value of the ETNs at any given time and is calculated as further described under “Specific Terms of the ETNs—Valuation of the ETNs.” The intraday indicative note value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your ETNs, nor will it reflect transaction costs, credit considerations, imbalances of supply and demand, market liquidity or bid-offer spreads. In contrast, the trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at that time, if one exists. The actual trading price of the ETNs may vary significantly from their intraday indicative note value at that time. For example, if you pay a premium for the ETNs above the intraday indicative note value, you could incur significant losses if you are able to sell your ETNs at a time when the premium is no longer present in the market.

▪	We do not intend to issue any additional ETNs, which may materially and adversely affect the price and liquidity of the ETNs in the secondary market and cause the ETNs to trade at a significant premium in relation to their intraday indicative note value, which could be reduced or eliminated at any time. On June 30, 2015, we announced that we do not intend to issue any additional ETNs. It is possible that, as a result of our discontinuance of further issuances of the ETNs, an imbalance between supply and demand for the ETNs may arise, which could give rise to distortions in

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the market for the ETNs and result in the ETNs trading at a significant premium. These distortions could lead to the market price of the ETNs differing, perhaps significantly, from their intraday indicative note value or closing indicative note value. If this circumstance occurs, the ETNs could become highly volatile and subject to rapid and significant decreases in price with a reduction or elimination of premium at any time, independently of the performance of the Index, resulting in a significant loss for any investors that had paid such premium. For example, due to market supply and demand, the price of the ETNs may trade at a premium above their intraday indicative note value and closing indicative note value. Any such premium may subsequently decrease at any time and for any reason, resulting in financial loss to sellers who paid this premium. Investors should always consult their financial advisors before purchasing or selling the ETNs, especially ETNs with premium characteristics. Additionally, any ETNs held by us or an affiliate in inventory may be resold at then-current market prices or lent to market participants who may have made short sales of the ETNs.

Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the intraday indicative note value of the ETNs.

▪	We or our affiliates may be market participants and may publish research that could affect the trading price of the ETNs. We or one or more of our affiliates may be market participants and may, at present or in the future, publish research reports with respect to the financial markets generally, any Index constituent or the Index, the North American energy industry generally, MLPs in this industry generally and MLPs that are constituents of the Index and other matters that may influence the trading price of the ETNs. This research may be modified from time to time without notice to you and may express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs and may adversely affect the market value of the ETNs, the VWAP Level or the level of the Index. You should make your own independent investigation of the merits of investing in the ETNs and the Index to which the ETNs are linked.

▪	We or our affiliates may have economic interests adverse to those of the holders of the ETNs. Because our affiliate, MS & Co., is initially acting as the Calculation Agent for the ETNs, potential conflicts of interest may exist between it and you, including with respect to certain determinations and judgments that it must make in determining amounts due to you, either at maturity or upon repurchase of the ETNs. You should also be aware that our affiliate, MS & Co., will act as our agent in connection with the distribution of the ETNs and will charge normal commissions for the purchase of the ETNs and will also receive all or a portion of the Annual Tracking Fee.

In addition, we and other affiliates of ours expect to engage in trading activities related to one or more Index constituents, futures or options on one or more Index constituents or the Index itself, or other derivative instruments with returns linked to the performance of one or more Index constituents or the Index itself, for their accounts and for other accounts under their management. We and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked or related to the performance of the Index or one or more Index constituent. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the ETNs. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the ETNs. Any of these trading activities could potentially affect the VWAP Level or the level of the Index and, accordingly, could affect the value of the ETNs and the amount payable to you at maturity or upon repurchase, as applicable.

We or our affiliates may currently or from time to time engage in business with one or more Index constituents, including extending loans to, making equity investments in, or providing advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about one or more Index constituents, and we will not disclose any such information to you.

With respect to any of the activities described above, neither we nor our affiliates have any obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

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▪	The ETN Calculation Agent can postpone the determination of the Final VWAP Level and thus the applicable Repurchase Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable measurement period. The determination of the Final VWAP Level may be postponed if the ETN Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Measurement Period or the Call Measurement Period, or on the Repurchase Valuation Date. If such a postponement occurs, then the ETN Calculation Agent will instead use the VWAP Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Measurement Period, Call Measurement Period or Repurchase Valuation Date for the ETNs be postponed by more than three Index Business Days. As a result, the applicable Repurchase Date, the Call Settlement Date or the Maturity Date for the ETNs could also be postponed, although not by more than three Index Business Days. If the Final Measurement Period, Call Measurement Period, or Repurchase Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period or the Call Measurement Period, or will be the Repurchase Valuation Date. If a market disruption event is occurring on the last possible day in the Final Measurement Period or the Call Measurement Period, or on the Repurchase Valuation Date, then the ETN Calculation Agent will make a good faith estimate in its sole discretion of the VWAP Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the ETNs—Market Disruption Event.”

▪	The ETN Calculation Agent and the VWAP Calculation Agent will make determinations with respect to the ETNs. The VWAP Calculation Agent, MS & Co. (a subsidiary of Morgan Stanley), has determined the Initial VWAP Level and will determine the Final VWAP Level, and the ETN Calculation Agent, MS & Co., will calculate the amount of cash you will receive at maturity or upon an earlier repurchase. Moreover, certain determinations made by the ETN Calculation Agent and the VWAP Calculation Agent may require them to exercise discretion and make subjective judgments, such as with respect to the selection of a successor index or calculation of the index closing value in the event of a discontinuance of the Index. These potentially subjective determinations may adversely affect the value of the ETNs and payout to you at maturity, if any. In addition, these determinations may be made using data not easily obtainable by you. For further information regarding these types of determinations, see “Specific Terms of the ETNs—Discontinuance of the Index; Alteration of Method of Calculation,” “—Calculation Agent” and related definitions.

▪	Hedging and trading activity by affiliates of Morgan Stanley could potentially affect the value of the ETNs. MS & Co. and other affiliates of ours and/or third-party dealers will carry out hedging activities related to the ETNs, including purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time. As a result, we may be unwinding or adjusting hedge positions at any time during the term of the ETNs, and our hedging strategy may involve greater and more frequent dynamic adjustments to our hedge as we approach any applicable valuation date. Any of these hedging or trading activities on or prior to the day you purchase your ETNs could potentially increase the market price of the Index constituents and the level or VWAP Level of the Index at the time of your purchase and, accordingly, increase the Final VWAP Level that would be necessary before you would receive at maturity or upon any earlier repurchase or sale in the market, an amount in cash worth as much as or more than the purchase price of your ETNs. Any of the hedging or trading activities during the term of the ETNs could potentially adversely affect the market price of the Index constituents and the level or VWAP Level of the Index on any valuation date, and accordingly the amount of cash you would receive at maturity, upon a resale of the ETNs in the secondary market or upon an earlier repurchase or call by us of the ETNs.

▪	The U.S. federal income tax consequences of an investment in the ETNs are uncertain. Significant aspects of the tax treatment of the ETNs are uncertain. We do not plan to request a ruling from the

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Internal Revenue Service (the “IRS”) regarding the tax treatment of the ETNs, and the IRS or a court may not agree with the tax treatment described in this offering document. Please read the discussion under “United States Federal Taxation” in this offering document concerning the U.S. federal tax consequences of an investment in the ETNs. We intend to treat an ETN for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly payment that will be treated as gross income to a holder at the time received or accrued in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes. While the matter is not clear, in connection with a decision to invest in the ETNs it would be prudent to assume that an investment in the ETNs will constitute a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If an investment in the ETNs constitutes a constructive ownership transaction, the tax consequences upon the sale, exchange, early redemption or settlement at maturity of the ETNs may be significantly and adversely affected. In particular, any gain recognized in respect of an ETN that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) would be treated as ordinary income, and an interest charge would apply as if that income had accrued for tax purposes at a constant yield over the ETN’s term. It is not clear how the net underlying long-term capital gain should be determined under Section 1260 of the Code in the case of an instrument linked to an underlying index that is rebalanced periodically, such as the ETNs. In addition, if an ETN is treated as a constructive ownership transaction, there is a presumption that the net underlying long-term capital gain is zero, with the result that all long-term capital gain would be subject to recharacterization as ordinary income unless the contrary is demonstrated by “clear and convincing evidence.” Accordingly, because of the potential application of Section 1260 of the Code, it is possible that all long-term capital gain recognized on the ETNs will be recharacterized as ordinary income and will be subject to an interest charge as described above. U.S. Holders (as defined below) should review the discussion of Section 1260 of the Code under “United States Federal Taxation – Tax Consequences to U.S. Holders – Possible Application of Section 1260 of the Code” and consult their tax advisers regarding the potential application of these rules.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon amounts paid to a Non-U.S. Holder (including any Stub Reference Distribution Amount) generally at a rate of 30% and will not be required to pay any additional amounts with respect to amounts withheld. In addition, a Non-U.S. Holder that owns, or is treated as owning, more than 5% of the outstanding ETNs may be treated as owning a “United States real property interest” within the meaning of Section 897 of the Code, in which case certain adverse U.S. federal income tax consequences might apply to the Non-U.S. Holder upon the sale, exchange, early redemption or settlement of an ETN.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the ETNs would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the ETNs are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the ETNs, including the application of the constructive ownership rules, possible alternative treatments, risks specific to non-U.S. investors, the issues presented by the notice described above and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Index

▪	The Index comprises Index constituents chosen based upon only their most recent annualized dividend yields. The Index constituents are chosen in large part based upon their current indicative

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yields, which reflects financial performance from only the recent past and is no guarantee of future performance. The Index constituents may not be the MLPs with the highest levels of actual yields over the term of the ETNs, and may have more volatile earnings than other MLPs. Furthermore, the retrospective methodology of the Index may result in lower performance over the term of the ETNs than other MLP indices, including the Cushing® 30 MLP Index. Even if the Index achieves its intended purpose of distributing relatively higher levels of coupon payments to ETN holders, the Payment at Maturity may be relatively lower than the payment at maturity of other MLP indices and may result in a total return similar to, or lower than, other MLP indices.

▪	Hypothetical and actual historical levels of the Index should not be taken as an indication of future performance during the term of the ETNs. The actual performance of the Index over the term of the ETNs, as well as the amount payable at maturity or call, or upon repurchase elected by the investor, may bear little relation to the historical performance of the Index, which is limited as of the date of this pricing supplement, or the past estimated historical performance of the Index. The performance of the Index constituents will determine the Final VWAP Level on any given Repurchase Date, the Maturity Date, Call Settlement Date, or the VWAP Level at other times during the term of the ETNs. As a result, it is impossible to predict whether the VWAP Level will rise or fall.

▪	The Index is criteria-weighted. Because the Index is criteria-weighted, the Index is not equally affected by proportionately equal price movements in the securities of the Index constituents. The higher-weighted Tier I constituent securities have a greater effect on the value of the Index. Therefore, the Index will tend to reflect the performance of the Tier I constituent securities to a greater extent than the performance of the Tier II and Tier III constituent securities.

▪	The Index constituents are exclusively in the energy industry. The Index is solely comprised of securities of MLPs in the North American energy industry. Some of the Index constituents may be smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from later, better financed and more diversified businesses. Generally, MLPs may be significantly affected by a number of factors, including:

▪	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

▪	changes in tax or other laws affecting master limited partnerships generally;

▪	regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;

▪	changes in the relative prices of competing energy products;

▪	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

▪	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-terms supply disruptions or otherwise;

▪	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;

▪	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States or elsewhere; and

▪	general economic and geopolitical conditions in the United States and worldwide.

These or other factors, or the absence of such factors, could cause a downturn in the energy industry generally or regionally and could cause the value of some or all of the Index constituents to decline during the term of the ETNs.

▪	North American energy infrastructure MLP market risks may affect the trading value of the ETNs and the amount you will receive at maturity. We expect that the Index and the VWAP Level will

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fluctuate in accordance with changes in the financial condition of the Index constituents and certain other factors. The financial condition of the Index constituents may become impaired or the general condition of the North American energy infrastructure MLP market may deteriorate, either of which may cause a decrease in the level of the Index or the VWAP Level and thus in the value of the ETNs. ETNs are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index constituents change. Investor perceptions of the Index constituents are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The level of the Index and the VWAP Level are expected to fluctuate until the Maturity Date.

▪	The Index may not be representative of the North American energy infrastructure industry. While the Index constituents are considered by the Index Sponsor to be involved in the North American energy infrastructure industry, these Index constituents and the Index itself may not be representative of the entire energy-infrastructure industry generally, which is comprised of more than the 30 Index constituents represented by the Index. If the securities of the Index constituents decline in value, the Index will decline in value even if prices of equity interests in a broader range of companies in the energy infrastructure-related industry generally increase in value.

▪	Adjustments to the Index could adversely affect the value of the ETNs. The Index Sponsor or the Index Calculation Agent may make methodological changes that could change the value of the Index. Such actions could adversely affect the value of the ETNs. The Index Sponsor or the Index Calculation Agent may also discontinue or suspend calculation or publication of the Index at any time. In these circumstances, or if the Initial VWAP Level or the Final VWAP Level are not available because of a market disruption event or for any other reason, MS & Co., as the ETN Calculation Agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the ETNs insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the payout on the ETNs at maturity will be an amount based on the VWAP Level at the time of such discontinuance computed by the ETN Calculation Agent in accordance with the formula for calculating the Index last in effect prior to the discontinuance of the Index. See “Specific Terms of the ETNs—Discontinuance of the Index; Alteration of Method of Calculation.”

▪	Changes to the Index or a discontinuance of the Index could adversely affect the value of the ETNs. The ETNs are listed on the NYSE Arca. If the Index Sponsor discontinues the Index, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the ETNs on the NYSE Arca. If the ETNs become delisted, the liquidity of the market for the ETNs may be materially and adversely affected and you may sustain significant losses if you are able to sell your ETNs in the secondary market. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange.

The Index Sponsor may adjust the Index in a way that affects the VWAP Level, and the Index Sponsor has no obligation to consider your interests as a holder of the ETNs.

S&P is responsible for calculating and publishing the Index in consultation with the Index Sponsor. The Index Sponsor can add, delete or substitute the equity securities underlying the Index constituents or make other methodological changes that could change the VWAP Level. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Any of these actions could adversely affect the value of the ETNs. Neither the Index Sponsor nor S&P has any obligation to consider your interests as a holder of the ETNs in calculating or revising the Index. See “Information about the Index” below.

▪	Morgan Stanley and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information; the Index Sponsor may cease to publish the

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Index. We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “Description of the Index—Disclaimers”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the ETNs and the payment at maturity, call or repurchase. The ETN Calculation Agent may designate a successor index in its sole discretion. If the ETN Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption or call will be determined by the ETN Calculation Agent in its sole discretion. See “Specific Terms of the ETNs—Market Disruption Event” and “Specific Terms of the ETNs—ETN Calculation Agent”. The Index Sponsor is not involved in the offer of the ETNs in any way and has no obligation to consider your interest as an owner of the ETNs in taking any actions that might affect the market value of your ETNs.

▪	You will have no partnership interests in any of the MLPs underlying the Index or rights to receive any equity securities. Investing in the ETNs will not make you a holder of any interest in an MLP that is an Index constituent. Neither you nor any other holder or owner of the ETNs will have any voting rights, any right to receive distributions or any other rights with respect to the Index constituents. The Payment at Maturity, Call Settlement Amount or Repurchase Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index constituents.

▪	You will have no rights against any Index constituent or the entities with discretion over the Index. As an owner of the ETNs, you will have no rights against any Index constituent, the Index Sponsor or the Index Calculation Agent, even though the amount you receive at maturity or upon repurchase of your ETNs by Morgan Stanley will depend, in part, on the VWAP level of the Index, and such level is based on the prices of the Index constituents. Any return on your ETNs includes the negative effect of the Accrued Tracking Fee and any Repurchase Fee Amount. By investing in the ETNs, you will not acquire any interest in any Index constituent and you will not receive any distributions, if any, with respect to any Index constituent. Your ETNs will be paid in cash, and you will have no right to receive delivery of any of the Index constituents or any options of futures contracts on the foregoing. None of the Index constituents, the Index Sponsor or the Index Calculation Agent are in any way involved in this offering and have no obligations relating to the ETNs or to the holders of the ETNs. Furthermore, if the level of the Index or the VWAP Level increases during the term of the ETNs, the market value of the ETNs may not increase by the same amount or may even decline.

▪	Index calculation disruption events may require an adjustment to the calculation of the Index. At any time during the term of the ETNs, the intraday and daily calculations of the VWAP Level may be adjusted in the event that the ETN Calculation Agent determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any of the Index constituent MLPs. Any such Index calculation disruption event may have an adverse impact on the VWAP Level or the level of the Index or the manner in which it is calculated and, therefore, may have an adverse affect on the market value of the ETNs. See “Specific Terms of the ETNs—Market Disruption Event.”

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Specific Terms of the ETNs

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Forms of Notes” in the accompanying prospectus supplement.

The accompanying prospectus and prospectus supplement contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of November 1, 2004, between Morgan Stanley and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.), as trustee, as amended from time to time, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Morgan Stanley on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

In addition to those terms described in the “Fact Sheet” in this pricing supplement above, the following terms will apply to your ETNs:

Coupon Payment

For each ETN you hold on the applicable Coupon Record Date, on each quarterly Coupon Payment Date you will receive an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

To the extent the Reference Distribution Amount on any Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on that Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee and will reduce the Coupon Amount for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The final Coupon Amount will be included in the Payment at Maturity.

The “Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation Date. The final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein.

The “Coupon Valuation Date” means the 30th of March, June, September and December of each calendar year during the term of the ETNs or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date. The first Coupon Valuation Date was March 30, 2011.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Exchange Business Day on which the ETNs trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Exchange Business Day prior to the applicable Coupon Record Date.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to any Index constituent, for those cash distributions whose ex-dividend date occurs during the period from and excluding the Inception Date to

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and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to any Index constituent for those cash distributions whose ex-dividend date occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, (i) such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount and (ii) if the Coupon Valuation Date is not the final Coupon Valuation Date, the Reference Distribution Amount for the immediately subsequent Coupon Valuation Date (or the Adjusted Reference Distribution Amount, if applicable) shall be increased by the amount of such distribution, if any, which is actually paid prior to such immediately subsequent Coupon Valuation Date (or such Repurchase Valuation Date or Call Valuation Date, if applicable) by the issuer of such Index constituent to the holders of such Index constituent.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (a) the published share weighting of that Index constituent as of such date, divided by (b) ten times the Index Divisor as of such date.

“record date” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index constituent must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.

“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.

The “Annual Tracking Fee” means, as of any date of determination, an amount per ETN equal to the product of (i) 0.85% and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

The “Accrued Tracking Fee” is, with respect to the first Coupon Valuation Date, an amount equal to the product of:

▪	the Annual Tracking Fee as of the first Coupon Valuation Date and

▪	a fraction, the numerator of which is the total number of calendar days from and excluding the Inception Date to and including the first Coupon Valuation Date, and the denominator of which is 365.

With respect to any Coupon Valuation Date other than the first Coupon Valuation Date, the Accrued Tracking Fee is an amount equal to:

▪	the product of:

▪	the Annual Tracking Fee as of such Coupon Valuation Date and

▪	a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 365, plus

▪	the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date. If there is a Tracking Fee Shortfall on the last Coupon Valuation Date, it will be taken into account in determining the Payment at Maturity, as described below.

The “Current Indicative Value,” as determined by the ETN Calculation Agent, means, as of any date of determination, an amount per ETN equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the VWAP Level as of such date and the denominator of which is equal to the Initial VWAP Level.

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Payment at Maturity

The “Inception Date” is March 16, 2011.

The “Maturity Date” will be March 21, 2031, which will be the third Business Day following the last Index Business Day in the Final Measurement Period (the “Final Valuation Date”), subject to adjustment as described below under “—Market Disruption Event.”

For each ETN, unless earlier called or repurchased, you will receive at maturity a cash payment equal to:

▪	the product of:

▪	the Stated Principal Amount and

▪	the Index Ratio as of the Final Valuation Date, plus

▪	the final Coupon Amount, if any, minus

▪	the Accrued Tracking Fee as of the Final Valuation Date, plus

▪	the Stub Reference Distribution Amount as of the Final Valuation Date, if any.

We refer to this cash payment as the “Payment at Maturity.” If the amount calculated above is less than zero, the Payment at Maturity will be zero.

Any Payment at Maturity (including upon acceleration) is not the same as, and may differ significantly from (i) the intraday indicative note value and (ii) any trading price of ETNs in the secondary market at that time. See “Understanding the Value of the ETNs.”

You may lose some or all of your investment at maturity. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) reduces your final payment, the Final VWAP Level will need to increase from the Initial VWAP Level in an amount at least equal to the percentage of the Stated Principal Amount represented by the Accrued Tracking Fee, less any Coupon Amounts and any Stub Reference Distribution Amount, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of your ETNs. If the increase in the Final VWAP Level from the Initial VWAP Level is insufficient to offset the negative effect of the Accrued Tracking Fee, or if the Final VWAP Level is less than the Initial VWAP Level, you will lose some or all of your investment at maturity.

The “Accrued Tracking Fee” as of the Final Valuation Date is an amount equal to:

▪	the product of:

▪	the Annual Tracking Fee calculated as of the Final Valuation Date and

▪	a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the Final Valuation Date, and the denominator of which is 365, plus

▪	the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

The “Stub Reference Distribution Amount” means, as of the Final Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to any Index constituent, for those cash distributions whose ex-dividend date occurs during the period from and excluding the first Index Business Day in the Final Measurement Period to and including the Final Valuation Date, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the units of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period.

The “Stated Principal Amount” of each ETN is $16.7837. The ETNs may be issued and sold over time at then-current market prices, which may be significantly higher or lower than the Stated Principal Amount.

The “Index Ratio” on any Index Business Day is calculated as follows:

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Final VWAP Level
Initial VWAP Level

The “Initial VWAP Level” is 167.8372, which is the VWAP Level measured on the Inception Date, as determined by the VWAP Calculation Agent.

The “Final VWAP Level,” as determined by the VWAP Calculation Agent, will be the arithmetic mean of the VWAP Levels measured on each Index Business Day during the Final Measurement Period or Call Measurement Period, or the VWAP Level on any applicable Repurchase Valuation Date, as applicable.

The “VWAP Level” is, on any Index Business Day, as calculated by the VWAP Calculation Agent, (a) the sum of the products of (i) the VWAP of each Index constituent as of such date and (ii) the published share weighting of that Index constituent as of such date, divided by (b) the Index Divisor as of such date.

“VWAP” is, with respect to each Index constituent, as of any date of determination, the volume-weighted average price of one unit of such Index constituent as determined by the VWAP Calculation Agent based on the composite transactions on such day in such Index constituent.

The “VWAP Calculation Agent” is MS & Co.

The “Final Measurement Period” means the five Index Business Days from and including the Calculation Date, subject to adjustment as described under “—Market Disruption Event.”

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P.

The “Calculation Date” means March 12, 2031, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange is scheduled to be open for trading.

“Exchange Business Day” means any day on which the primary exchange or market for trading of the ETNs is scheduled to be open for trading and is also a valid settlement date.

“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the primary exchange or market of trading such Index constituent or such constituent underlying a successor index.

“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the ETN Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor index.

Weekly Early Repurchase at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “—Market Disruption Event,” you may submit a request on any Business Day during the term of the ETNs to have us repurchase not less than 100,000 of your ETNs each week no later than 12:00 noon, New York City time on such Business Day. For any applicable repurchase request, the “Repurchase Valuation Date” will be the last Index Business Day of the week (generally Friday) that the applicable repurchase notice is received by us. To satisfy the minimum repurchase amount, your broker or other financial intermediary may bundle your ETNs for repurchase with those of other investors to reach this minimum amount of 100,000 ETNs; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum repurchase amount of 100,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.

The ETNs will be repurchased and the holders will receive payment for their ETNs on the third Business Day following the applicable Repurchase Valuation Date (such date of repurchase and payment, the “Repurchase

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Date”). The first Repurchase Date was March 30, 2011. The final Repurchase Date will be March 12, 2031. If a Market Disruption Event is continuing or occurs on the applicable scheduled Repurchase Valuation Date with respect to any of the Index constituents, such Repurchase Valuation Date may be postponed as described under “—Market Disruption Event.”

If you exercise your right to have us repurchase your ETNs, subject to your compliance with the procedures described under “—Repurchase Procedures,” for each applicable ETN you will receive a cash payment on the relevant Repurchase Date equal to:

▪	the product of:

▪	the Stated Principal Amount and

▪	the Index Ratio as of the Repurchase Valuation Date, plus

▪	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Repurchase Valuation Date if on the Repurchase Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

▪	the Adjusted Coupon Amount as of the Repurchase Valuation Date, if any, minus

▪	the Adjusted Tracking Fee Shortfall as of the Repurchase Valuation Date, if any, minus

▪	the Repurchase Fee Amount.

We refer to this cash payment as the “Repurchase Amount.” If the amount calculated above is less than zero, the payment upon repurchase elected by the investor will be zero.

Any Repurchase Amount is not the same as, and may differ significantly from (i) the intraday indicative note value and (ii) any trading price of ETNs in the secondary market at that time. See “Understanding the Value of the ETNs.”

We will inform you of such Repurchase Amount on the first Business Day following the applicable Repurchase Valuation Date.

You may lose some or all of your investment upon repurchase elected by the investor. Because the Adjusted Tracking Fee Shortfall, if any, and the Repurchase Fee Amount reduce your final payment, the Final VWAP Level, as compared to the Initial VWAP Level, will need to increase in an amount at least equal to the percentage of the Stated Principal Amount represented by the Adjusted Tracking Fee Shortfall, if any, and the Repurchase Fee Amount, less any Coupon Amounts and/or any Adjusted Coupon Amount, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of your ETNs. If the increase in the Final VWAP Level, as compared to the Initial VWAP Level, is insufficient to offset such a negative effect, or if the Final VWAP Level is less than the Initial VWAP Level, you will lose some or all of your investment upon repurchase elected by the investor.

The “Adjusted Coupon Amount,” with respect to any Repurchase Valuation Date, is an amount in cash equal to the greater of (i) zero and (ii) the difference between the Adjusted Reference Distribution Amount and the Adjusted Tracking Fee, each calculated as of such Repurchase Valuation Date.

The “Adjusted Reference Distribution Amount,” as of any Repurchase Valuation Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to an Index constituent, for those cash distributions whose ex-dividend date occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Repurchase Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Inception Date) to and including such Repurchase Valuation Date (except as may be increased as described under “—Coupon Payment—Reference Distribution Amount”).

The “Adjusted Tracking Fee,” as of any Repurchase Valuation Date, is an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Annual Tracking Fee as of such Repurchase Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date (or if the

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Repurchase Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Inception Date) to and including such Repurchase Valuation Date, and the denominator of which is 365.

The “Adjusted Tracking Fee Shortfall,” as of any Repurchase Valuation Date, is the greater of (i) zero and (ii) the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, each calculated as of such Repurchase Valuation Date.

The “Repurchase Fee Amount” is 0.125% of the Current Indicative Value as of the Index Business Day immediately preceding the applicable Repurchase Valuation Date per ETN.

Some of the defined terms used in this section have different applications when used in determining the Call Settlement Amount. For the definitions of the terms relevant to a call, please refer to “—Morgan Stanley’s Call Right.”

We discuss these matters in the accompanying prospectus under “Description of Debt Securities—Repurchase and Repurchase of Debt Securities.”

The Repurchase Amount is meant to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

Repurchase Procedures

To have us repurchase your ETNs, you must instruct your broker or other person through whom you hold your ETNs to take the following steps through normal clearing system channels:

▪	deliver a signed notice of repurchase, which is attached to this pricing supplement as Annex A, to Morgan Stanley via fax or email no later than 12:00 noon (New York City time) each week on the Business Day immediately preceding the applicable Repurchase Valuation Date (generally Thursday). We must receive the notice by the time specified in the preceding sentence AND we must acknowledge receipt of the notice no later than 4:00 p.m. (New York City time) on the same day for it to be effective;

▪	instruct your DTC custodian to book a delivery vs. payment trade with respect to your ETNs on the applicable Repurchase Valuation Date at a price equal to the Repurchase Amount, facing Morgan Stanley DTC 050; and

▪	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Repurchase Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the ETNs, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of repurchase after 12:00 noon (New York City time) on the Business Day prior to the applicable Repurchase Valuation Date, your notice will not be effective, you will not be able to have us repurchase your ETNs until the following Repurchase Date and your broker will need to complete all the required steps if you should wish to have us repurchase your ETNs on any subsequent Repurchase Date. In addition, Morgan Stanley may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of ETNs relating to the right to have us repurchase their ETNs will be irrevocable.

The ETN Calculation Agent will, in its sole discretion, resolve any questions that may arise as to the validity of a notice of repurchase or as to whether and when the required deliveries have been made.

Questions about the repurchase requirements should be directed to the email address included in the attached notice of repurchase.

Any notice of repurchase we (or our affiliate) receive in accordance with the procedures described above will be irrevocable when given.

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We may request that MS & Co. purchase the ETNs you may elect to have us repurchase for a cash payment that would otherwise have been payable by us. MS & Co.’s agreement to purchase the ETNs will be without prejudice to your right to proceed against us upon any failure of MS & Co. to settle the purchase when due. Any ETNs purchased by MS & Co. will remain outstanding.

Morgan Stanley’s Call Right

We have the right to repurchase all, but not less than all, of the ETNs upon not less than eighteen calendar days’ prior written notice to the holders of the ETNs, such repurchase to occur on any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day) that we may specify. Upon our repurchase of the ETNs in the event we exercise this right, you will receive a cash payment equal to:

▪	the product of

▪	the Stated Principal Amount and

▪	the Index Ratio as of the last Index Business Day in the Call Measurement Period, plus

▪	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

▪	the Adjusted Coupon Amount as of the last Index Business Day in the Call Measurement Period, if any, minus

▪	the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus

▪	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

We refer to this cash payment as the “Call Settlement Amount.” If the amount calculated above is less than zero, the payment upon our repurchase of the ETNs will be zero.

Any Call Settlement Amount is not the same as, and may differ significantly from (i) the intraday indicative note value and (ii) any trading price of ETNs in the secondary market at that time. See “Understanding the Value of the ETNs.”

If Morgan Stanley issues a call notice on any calendar day, the “Call Valuation Date” will be the last Business Day of the week following the week in which the call notice is issued, generally Friday, subject to a minimum five calendar day period commencing on the date of the issuance of the call notice and ending on the related Call Valuation Date. If Morgan Stanley issues a call notice on a Friday, the related Call Valuation Date will fall on the following Friday (or, if such following Friday is not an Exchange Business Day, the next following Exchange Business Day).

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their ETNs on the third Business Day following the last Index Business Day in the Call Measurement Period. If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index constituents, such Call Valuation Date may be postponed as described under “—Market Disruption Event.”

The “Call Measurement Period” means the five Index Business Days from and including the Call Valuation Date, subject to adjustment as described under “—Market Disruption Event.”

You may lose some or all of your investment upon a call. Because the Accrued Tracking Fee is borne by you and reduces your final payment, the Final VWAP Level, as compared to the Initial VWAP Level, will need to increase in an amount at least equal to the percentage of the Stated Principal Amount represented by the Accrued Tracking Fee, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount, in order for you to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of your ETNs. If the increase in the Final VWAP Level, as compared to the

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Initial VWAP Level, is insufficient to offset such a negative effect, or if the Final VWAP Level is less than the Initial VWAP Level, you will lose some or all of your investment upon a call.

The “Accrued Tracking Fee” as of the last Index Business Day in the Call Measurement Period is an amount equal to:

▪	the product of:

▪	the Annual Tracking Fee calculated as of the last Index Business Day in the Call Measurement Period, and

▪	a fraction, the numerator of which is the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in the Call Measurement Period, and the denominator of which is 365, plus

▪	the Adjusted Tracking Fee Shortfall (as defined below), if any.

The “Adjusted Coupon Amount,” with respect to the Call Valuation Date, is an amount in cash equal to the greater of (i) zero and (ii) the difference between the Adjusted Reference Distribution Amount (as defined below) and the Adjusted Tracking Fee (as defined below), each calculated as of the Call Valuation Date.

The “Adjusted Reference Distribution Amount,” as of the Call Valuation Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to an Index constituent, for those cash distributions whose ex-dividend date occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including the Call Valuation Date (except as may be increased as described under “—Coupon Payment—Reference Distribution Amount”).

The “Adjusted Tracking Fee,” as of the Call Valuation Date, is an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Annual Tracking Fee as of the Call Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including the Call Valuation Date, and the denominator of which is 365.

The “Adjusted Tracking Fee Shortfall,” as of the Call Valuation Date, is the greater of (i) zero and (ii) the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, each calculated as of the Call Valuation Date.

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Call Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to any Index constituent, for those cash distributions whose ex-dividend date occurs during the period from and excluding the first Index Business Day in the Call Measurement Period, to and including the last Index Business Day in the Call Measurement Period, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the units of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Call Measurement Period.

Some of the defined terms used in this section have different applications when used in determining the Repurchase Amount. For the definition of the terms relevant to repurchase elected by the investor, please refer to “—Weekly Early Repurchase at the Option of the Holders.”

Valuation of the ETNs

An intraday indicative note value for the ETNs meant to approximate the intrinsic economic value of the ETNs will be calculated by NYSE Arca and published to Bloomberg (based in part on information provided by S&P) or a successor via the facilities on the Consolidated Tape Association under the symbol “MLPY.IV”. In connection with your ETNs, we use the term “intraday indicative note value” to refer to the value at a given time and date equal to:

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▪	the Stated Principal Amount multiplied by the Index Ratio calculated using the intraday indicative note value of the Index as of such time, less

▪	the Adjusted Tracking Fee Shortfall, if any, as of such time and date assuming such time and date is the Repurchase Valuation Date, plus

▪	assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred plus

▪	the Adjusted Coupon Amount, if any, as of such time and date.

The intraday indicative note value calculation is provided for reference purposes only. The intraday indicative note value is not the same as, and may differ from, the amount payable at maturity (including upon acceleration) or upon an earlier call or any repurchase by us and the trading price of the ETNs in the secondary market. The intraday indicative note value is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your ETNs, nor will it reflect hedging or other transactional costs, credit considerations, imbalance in supply and demand, market liquidity or bid-offer spreads. The levels of the Index provided by S&P will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the ETNs may vary significantly from their indicative value.

The calculation of the intraday indicative note value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative note value of the ETNs by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the ETNs may be different from their intraday indicative note value. The intraday indicative note value of the ETNs published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, or upon early repurchase.

These intraday indicative note value calculations have been prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

ETN Calculation Agent

MS & Co. will act as the ETN Calculation Agent. The ETN Calculation Agent will determine, among other things, the Index Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Repurchase Fee Amount, the Payment at Maturity, if any, that we will pay you at maturity, the Coupon Ex-Dates, the Coupon Record Dates, the Repurchase Amount, if any, that we will pay you upon repurchase, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event that Morgan Stanley calls the ETNs, and whether any day is a Business Day, Index Business Day or Exchange Business Day. The ETN Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. Certain determinations made by the ETN Calculation Agent may require it to exercise discretion and make subjective judgments. In addition, these determinations may be made using data not easily obtainable by you. All determinations made by the ETN Calculation Agent will be at the sole discretion of the ETN Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different ETN Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

The ETN Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon repurchase elected by the investor, or on a Coupon Payment Date on or prior to 12:00 p.m., New York City time, on the Business Day

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immediately preceding the Maturity Date, any Repurchase Date, any Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Repurchase Amount and Repurchase Fee Amount, if any, per ETN, the Call Settlement Amount, if any, per ETN, and the Payment at Maturity, if any, per ETN, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate principal amount of ETNs per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below) or on a Repurchase Valuation Date, the VWAP Level for such Averaging Date or Repurchase Valuation Date will be determined by the VWAP Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the VWAP Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the VWAP Level on the Index Business Days during the Final Measurement Period or Call Measurement Period, or on the Repurchase Valuation Date, as applicable, the VWAP Calculation Agent or one of its affiliates, as the case may be, will apply the VWAP Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Final Measurement Period or Call Measurement Period, as applicable, for purposes of calculating the Payment at Maturity or Call Settlement Amount, respectively, is based on the arithmetic mean of the VWAP Levels on October 8, 2011, October 9, 2011, October 10, 2011, October 11, 2011 and October 12, 2011 and there is a Market Disruption Event with respect to the Index on October 8, 2011, but no other Market Disruption Event during the Final Measurement Period or Call Measurement Period, as applicable, then the VWAP Level on October 9, 2011 will be used twice to calculate the Payment at Maturity or Call Settlement Amount, respectively, and such Payment at Maturity or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the VWAP Levels on October 9, 2011, October 9, 2011, October 10, 2011, October 11, 2011 and October 12, 2011.

If the Repurchase Valuation Date for purposes of calculating a Repurchase Amount is based on the VWAP Level on October 8, 2011 and there is a Market Disruption Event with respect to the Index on October 8, 2011, then the VWAP Level on October 9, 2011 will be used to calculate the Repurchase Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Repurchase Valuation Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or Repurchase Valuation Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Repurchase Valuation Date, as applicable, is not an Index Business Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Index Business Day, the VWAP Calculation Agent or one of its affiliates will determine the VWAP Level based on its good faith estimate of the VWAP Level that would have prevailed on such third Index Business Day but for such Market Disruption Event.

If the Final Valuation Date is postponed so that it falls less than two scheduled Index Business Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Index Business Day following the Final Valuation Date as postponed.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement Period, as applicable, subject to adjustment as described herein.

Notwithstanding the occurrence of one or more of the events below, which may, in the ETN Calculation Agent’s discretion, constitute a Market Disruption Event with respect to the Index, the ETN Calculation Agent in its

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discretion may waive its right to postpone determination of the VWAP Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the VWAP Level on such date.

Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the ETN Calculation Agent in its sole discretion:

▪	suspension, absence or limitation of trading in any Index constituent for more than one-half hour in the aggregate during the regular trading session in the applicable market or markets (including any limitations or suspensions of trading pursuant to the rules of any Primary Exchange or Related Exchange similar to NYSE Rule 80B or Nasdaq Rule 4120 or any applicable regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B or Nasdaq Rule 4120);

▪	suspension, absence or limitation of trading in option or futures contracts relating to the Index or to any Index constituent in the primary market or markets for those contracts for more than one-half hour in the aggregate during the regular trading session in that market;

▪	the Index is temporarily not published;

▪	any other event, if the ETN Calculation Agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging;”

▪	any event that disrupts or impairs (as determined by the ETN Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, (A) any Index constituent or (B) futures or options contracts relating to the Index or any Index constituent; or

▪	the closure on any Index Business Day of the Primary Exchange or any Related Exchange prior to its scheduled closing time unless such earlier closing time is announced by the Primary Exchange or such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Primary Exchange or such Related Exchange on such Index Business Day and (ii) the submission deadline for orders to be entered into the Primary Exchange or such Related Exchange system for execution at the close of trading on such Index Business Day.

The following events will not be Market Disruption Events with respect to the Index:

▪	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

▪	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Upon any permanent discontinuance of the Index, see “––Discontinuance of the Index; Alteration of Method of Calculation” below.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the ETNs in the circumstances described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the ETNs will be determined by the ETN Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

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Discontinuance of the Index; Alteration of Method of Calculation

If the Index Calculation Agent permanently discontinues publication of the Index and the Index Sponsor or any other person or entity (including MS & Co.) calculates and publishes an index that the ETN Calculation Agent determines in its sole discretion is comparable to the Index and approves it as a successor index, then the ETN Calculation Agent will determine the VWAP Level of the Index on the applicable valuation date and the amount payable at maturity, upon acceleration or upon repurchase by us by reference to such successor index for the period following the discontinuance of the Index.

If the ETN Calculation Agent determines that the Index is discontinued and that there is no successor index (a “discontinuance event”), then the ETNs will be deemed accelerated to the third business day immediately following the date on which the ETN Calculation Agent reaches such determination (the “date of determination”) and the ETN Calculation Agent will determine the amount due and payable per ETN as if the date of such discontinuance event were the Final Valuation Date and the Calculation Date (we refer to the amount due and payable per ETN in the event of any acceleration of the ETNs under this section or under “—Alternate Exchange Calculation in Case of an Event of Default” as the “acceleration amount”).

If at any time the method of calculating the Index, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that it does not, in the opinion of the ETN Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, and the ETN Calculation Agent determines that no other person or entity (including MS & Co.) is making such adjustments as may be necessary in order to arrive at a value for the Index comparable to the value of the Index as if such changes or modifications had not been made, and publishing such Index values (an “alteration event”), then the ETNs will be deemed accelerated to the third business day immediately following the date on which the ETN Calculation Agent reaches such determination (also a “date of determination”), and the ETN Calculation Agent will determine the acceleration amount due and payable per ETN as if the last date prior to such alteration event were the Final Valuation Date and the Calculation Date.

Alternate Exchange Calculation in Case of an Event of Default

In case an event of default with respect to the ETNs shall have occurred and be continuing, the amount declared due and payable for each ETN upon any acceleration of the ETNs will be equal to an amount determined as though the date of acceleration were the Final Valuation Date and the Calculation Date.

Investors will not be entitled to receive the return of the stated principal amount of each ETN upon any acceleration.

Notice to Trustee and Payment of Acceleration Amount in the Event of any Acceleration of the ETNs

If the maturity of the ETNs is accelerated because of a discontinuance event or alteration event as described under “—Discontinuance of the Index; Alteration of Method of Calculation” or an event of default as described under “—Alternate Exchange Calculation in Case of an Event of Default,” we shall, or shall cause the ETN Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the acceleration amount, the aggregate cash amount due with respect to the ETNs, if any, and, in the event that the ETNs are accelerated due to a price event, discontinuance event or alteration event, of such acceleration as promptly as possible and in no event later than the second business day following the date of determination, date on which the price event occurred or date of acceleration, as applicable. Upon such acceleration, with respect to the stated principal amount of each ETN, we will deliver to DTC, as holder of the ETNs, the acceleration amount due with respect to the ETNs then outstanding on the third business day following the date of determination, date on which the price event occurred or date of acceleration, as applicable.

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Information about the Index

The Cushing® MLP High Income Index

The Index is comprised of equity securities of 30 companies in the North American energy industry. The 30 securities included in the Index are publicly traded limited or general partnership interests of partnerships or common units of limited liability companies of operating companies and are chosen for inclusion in the Index based upon their current indicative yields and other criteria outlined below. Although the Index Sponsor may at any time supplement, amend, revise or withdraw this methodology, any of these changes will be made in a manner consistent with the Index’s purpose of tracking high-yielding North American MLPs that hold energy infrastructure assets.

All disclosure contained in this pricing supplement regarding the Index, including, without limitation, its make-up, performance and method of calculation has been derived from publicly available information prepared by the Index Sponsor. We have not independently verified, and we make no representation as to the accuracy, completeness, or adequacy, of such information. We are not responsible for the calculation, maintenance or publication of the Index.

We cannot give any assurance that all events occurring prior to the date of this pricing supplement (including events that would affect the accuracy or completeness of the publicly available information described in the preceding paragraph) that may affect the level of the Index have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Index could affect the coupon payments or the amounts payable at maturity or upon repurchase, and therefore the market value of the ETNs in the secondary market, if any. You, as an investor in the ETNs, should make your own investigation into the Index, the Index Sponsor and the Index Calculation Agent. The Index Sponsor and the Index Calculation Agent are not involved in the offer of the ETNs in any way and have no obligation to consider your interests as a holder of the ETNs. The Index Sponsor and the Index Calculation Agent have no obligation to continue to publish the Index, and may discontinue or suspend publication of the Index at any time in their sole discretion.

Index Constituent Eligibility Requirements

All of the following requirements must be met in order for an MLP to be eligible for inclusion in the Index:

▪	Must be U.S.-based. The Index Sponsor uses several factors in determining a company’s nationality, including, but not limited to, location of formation, accounting principles used for financial reporting, and location of headquarters.

▪	Must be a “reported security” as defined in Rule 11Aa3-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any similar successor definition in the Exchange Act or its rules), and its common equity listed on the NYSE, NYSE Amex (formerly the American Stock Exchange LLC) or The NASDAQ Stock Market (“NASDAQ”) (or any successor exchanges).

▪	Must be a publicly traded partnership or limited liability company exempt from corporate taxation as a result of the 1986 Tax Reform Act, and engaged in the transportation, storage, processing, or production of energy commodities.

▪	Must represent either the limited or general partner interests, or both, of a master limited partnership that is an operating company, or common units of a limited liability company or C corporation that is an operating company. Open-end mutual funds, closed-end funds, exchange-traded funds (ETFs), exchange-traded notes (ETNs) investment vehicles, and royalty or income trusts are not eligible for inclusion.

▪	Market capitalization. Must have a market capitalization of at least $500 million. This minimum requirement may be adjusted upward or downward to maintain a consistent number of securities that are eligible for inclusion in the Index.

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▪	Adequate trading liquidity. Must maintain a ratio of annual dollar value traded to market capitalization of 0.30 or greater. Trading volume of each Index eligible MLP is required to have been in excess of 500,000 units per month for each of the last six months.

▪	Public float. Must have a public float of at least 20% of the total outstanding common units. Public float for an MLP is determined by calculating the ratio of the value of its common units outstanding not held by its general partner or its affiliates relative to the total value of its outstanding common equity.

▪	Distribution Stability. Must have maintained or increased the distribution over the previous four quarters. An exception will be made for new listings or companies that move to one of the main exchanges defined as NYSE, NYSE Amex or NASDAQ from another dealer market or over the counter exchange. Those companies must maintain the above standards moving forward from the new or relisting date.

In order to avoid excessive turnover in the securities in the Index, the Index Sponsor may choose not to deem an MLP ineligible where it appears that the security temporarily violates one or more of the eligibility criteria described above, and may choose not to deem an MLP eligible where it appears that the MLP meets such eligibility criteria only temporarily.

Current Indicative Yield

To determine the Index constituents, an eligible universe of MLPs are selected based on the eligibility requirements specified above. Once the eligible universe is selected, MLPs in the eligible universe are ranked based on their current indicative yields with the 30 MLPs having the highest current indicative yields included in the Index.

The 30 MLPs in the index selected from a universe of MLPs meeting certain criteria, and are tiered as follows:

▪	Among Tier I MLPs, the 10 companies that have the highest current indicative yield are each weighted 5%;

▪	Among Tier II MLPs, the 10 companies that have the highest current indicative yield are each weighted 3.5%; and

▪	Among Tier III MLPs, the 10 companies that have the highest current indicative yield are each weighted 1.5%.

In addition to the criteria listed above, if a company has made a public announcement or guidance of its next quarter’s distribution, then that quarterly distribution will be used to calculate the current indicative yield.

The Index was established on July 19, 2010 with an initial value of 100 for the Base Date of December 31, 2003.

Index Calculation Methodology

The Index is calculated using a base-weighted aggregate methodology in that the level of the Index reflects the total market value of all the Index constituents relative to its Base Date. An indexed number called the Index Divisor is used to represent the results of this calculation in order to make the value easier to work with and track over time. The Index Divisor was set to have a base Index level of 100 on January 1, 2004.

In the daily calculation of the Index by the Index Calculation Agent, the published share weighting for each Index constituent is multiplied by the price of the security and the sum is divided by the Index Divisor.

The initial Index Divisor was set to have a value of 280,420,560.37836 on the Base Date and is adjusted quarterly as described below. As of November 11, 2020, the Index Divisor was equal to 5,503,438,178.22757.

Index Rebalancing

The weights of the Index constituents are rebalanced quarterly in January, April, July and October of each year. Rebalancings occur after the closing of the primary trading markets for the Index constituents on the second Friday in the first month of the quarter, and become effective at the opening on the next Index Business Day (each a “Quarterly Rebalancing Date”).

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In addition, because the level of the Index is not altered by the rebalancings, but the prices and the outstanding equity interests of the Index constituents have likely changed since the last rebalancing, the Index Divisor is adjusted on each Quarterly Rebalancing Date as follows:

(Index Value)after rebalancing = (Index Value)before rebalancing

Therefore:

(Index Divisor)after rebalancing = (Index Market Value)after rebalancing / (Index Value)before rebalancing

Operational Adjustments to the Index Constituents

In addition to the quarterly rebalancings, the Index is continually reviewed for changes, or operational adjustments to the securities in the Index necessitated by extraordinary corporate actions, including mergers, takeovers, spin-offs, delistings, bankruptcy filings and distribution cuts involving MLPs. The following events may cause an MLP to be removed from the Index:

Event	Action
Merger or Acquisition	If a merger or acquisition results in one Index constituent absorbing another, the resulting MLP will remain an Index constituent and the absorbed Index constituent will be replaced. If a non-constituent MLP absorbs an Index constituent, the original Index constituent will be removed and replaced.
Spin-off	If an Index constituent splits or spins off a portion of its business to form one or more new MLPs, the resulting MLPs will all be eligible to remain as Index constituents as long as each meets the eligibility requirements. However, the Index will remain at 30 MLPs and therefore one or more MLPs will have to be dropped from the Index based on the determination of the Index Sponsor.
Bankruptcy	An Index constituent will be removed and replaced immediately after a bankruptcy filing. Exceptions are made on a case-by-case basis. For example, an Index constituent might not be removed immediately when a bankruptcy filing is not a result of operating or financial difficulties.
Delisting	An Index constituent will be removed and replaced immediately after being delisted from its primary market.
Distribution Cut	An Index constituent will be removed and replaced if a distribution cut has been announced. The change will take place at the earlier of the applicable ex-date or the end of the current month.

When one of the foregoing events will result in an Index constituent being removed from the Index and a replacement MLP is required, such replacement will be selected by ranking each remaining MLP in the eligible universe of the same tier as the Index constituent being removed, according to the current indicative yield methodology, and selecting the MLP with the highest current indicative yield. Therefore, when a new Index constituent is added to the Index between Quarterly Rebalancing Dates, its security takes the weight of the security of the Index constituent that it replaced.

Adjustments to the Index will also be required due to certain corporate actions or constituent eligibility changes as described below. These changes will also require Index Divisor adjustments so that the level of the Index is not altered by such corporate actions or constituent eligibility changes.

Event	Action
Constituent Replacement	New constituent replaces the dropped constituent in the Index with the same weight. When a constituent is removed from the Index at a price of $0.00, its replacement will be added to the Index at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted company was not valued at $0.00.
No weight change. The price is adjusted by subtracting the following from the price of the parent company:
Spin-off	Spin-off unit price Unit Exchange Ratio
Index units change so that the Index constituent’s weight remains the same as its weight before the spin-off. A determination will then be made for the entity that is spun off as to inclusion in the Index.

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If an MLP being spun off is only trading on a “when-issued” basis, the “when-issued” price will be used to adjust the parent company’s closing price.
The price is adjusted by subtracting the following from the price of the parent:
Rights Offering	Price Of Rights Rights Ratio
Index units change so that the Index constituent’s weight remains the same as its weight before the rights offering.

Index Divisor changes are usually made on the date the corporate action becomes effective.

Stock splits and reverse splits do not require Index Divisor adjustments because the corresponding change to the Index constituent’s price equally offsets the change in the number of units, therefore not affecting such Index constituent’s weighting in the Index.

Index Calculation and Data Dissemination

The Index is calculated and disseminated on a real-time basis by the Index Calculation Agent. The Index is calculated using the last traded price for the security of each Index constituent from the relevant exchanges and markets. Index values are rounded to two decimal places and the Index Divisor is rounded to 14 decimal places.

The Index is calculated on a real-time basis beginning when the first traded price of any constituent security is received by the Index Calculation Agent. Prices are delivered to the NYSE every 15 seconds and subsequently published to data vendors under the ticker symbol “MLPY Index.” If trading in a constituent security is suspended prior to the market opening, the constituent security’s adjusted closing price from the previous day will be used in the Index calculation until trading commences. If trading in a constituent security is suspended while the relevant market is open, the last traded price for that MLP will be used for all subsequent Index calculations until trading resumes.

The Index closing value is calculated using the closing prices issued by the primary exchange for each MLP in the Index. If the primary exchange changes the closing price of an MLP included in the Index, the new price will be used to calculate the Index closing value. A final check of closing prices is done between one hour and one and one half hours after the close of markets. This time frame may be expanded at the Index Calculation Agent’s discretion on days where trading volume is unusually large at the close. For example, futures and options expiration dates, and large Index rebalancing dates often result in unusually large volume. Only changes received prior to this final check are used in the closing price calculation.

Incorrect Index constituent data, corporate action data, or an incorrect Index Divisor will be corrected upon detection. If such errors are discovered within five days of occurrence, they will be corrected that same day. If discovered after five days, adjustments will be handled on a case-by-case basis depending on the significance of the error and the feasibility of a correction. Incorrect intraday Index data will not be corrected. However, incorrect opening and closing values will be corrected as soon as possible after detection.

Disclaimers

“Cushing®” is a registered trademark of Swank Capital, LLC and the Cushing® MLP High Income Index is the property of Swank Capital, LLC. The use of both is granted under a license from Swank Capital, LLC. Swank Capital, LLC has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P”) to maintain and calculate the Cushing® MLP High Income Index. Standard & Poor’s and S&P are registered trademarks of Standard & Poor’s Financial Services LLC. “Calculated by S&P Dow Jones Indices” and its related stylized mark(s) are service marks of S&P Dow Jones Indices LLC, and have been licensed for use by Swank Capital, LLC. Swank Capital, LLC and S&P and their respective affiliates shall have no liability for any errors or omissions in calculating the Cushing® MLP High Income Index. The ETNs are not issued, sponsored, endorsed, sold or promoted by Swank Capital, LLC or its affiliates. Swank Capital, LLC makes no representation or warranty, express or implied, to the owners of the ETNs or any member of the public

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regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Cushing® MLP High Income Index to track general market performance. Swank Capital, LLC’s only relationship to the ETNs is the licensing of the Cushing® MLP High Income Index, which is determined, composed and calculated without regard to the ETNs. Swank Capital, LLC has no obligation to take the needs of the owners of the ETNs into consideration in determining, composing or calculating the Cushing® MLP High Income Index. Swank Capital, LLC is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the ETNs to be issued or in the determination or calculation of the equation by which the ETNs are to be converted into cash. Swank Capital, LLC has no obligation or liability in connection with the issuance, administration, marketing or trading of the ETNs.

Index constituents

The following is a list of Index constituents as of November 11, 2020:

Company Name	Ticker	Price	Approximate Target Weight in the Index
Antero Midstream Corporation	AM	$6.33	5%
Energy Transfer LP	ET	$5.44	5%
Shell Midstream Partners, L.P.	SHLX	$9.19	5%
MPLX LP	MPLX	$19.48	5%
Enable Midstream Partners, LP	ENBL	$5.01	5%
Western Midstream Partners, LP	WES	$11.13	5%
Phillips 66 Partners LP	PSXP	$25.57	5%
NuStar Energy L.P.	NS	$11.71	5%
ONEOK, Inc.	OKE	$32.54	5%
DCP Midstream, LP	DCP	$14.67	5%
USA Compression Partners, LP	USAC	$10.71	4%
Crestwood Equity Partners LP	CEQP	$14.91	4%
Sunoco LP	SUN	$26.11	4%
Plains All American Pipeline, L.P.	PAA	$7.55	4%
Magellan Midstream Partners, L.P.	MMP	$38.35	4%
Plains GP Holdings, L.P.	PAGP	$7.67	4%
Holly Energy Partners, L.P.	HEP	$11.81	4%
Enterprise Products Partners, L.P.	EPD	$18.07	4%
TC PipeLines, LP	TCP	$29.70	4%
Teekay LNG Partners L.P.	TGP	$11.39	4%
NGL Energy Partners LP	NGL	$2.46	2%
PBF Logistics LP	PBFX	$8.79	2%
Genesis Energy, L.P.	GEL	$5.50	2%
Noble Midstream Partners LP	NBLX	$8.77	2%
Kinder Morgan, Inc.	KMI	$12.89	2%
The Williams Companies, Inc.	WMB	$19.99	2%
Enviva Partners, LP	EVA	$44.44	2%
Suburban Propane Partners, L.P.	SPH	$17.13	2%
Targa Resources Corp.	TRGP	$20.24	2%
Cheniere Energy, Inc.	LNG	$51.50	2%
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Historical Information

The following graphs set forth the hypothetical and actual historical daily price return and total return performance of the Index from January 3, 2006 through November 10, 2020. The hypothetical historical daily Index performance figures were calculated using the Index methodology described above on historical prices of and, in the case of the total return graph, the distributions paid on the securities of the Index constituents.

Hypothetical and Historical Price Return Performance of the Index From January 3, 2006 to November 10, 2020

Hypothetical and Historical Total Return Performance of the Index From January 3, 2006 to November 10, 2020

The foregoing information is not necessarily indicative of the future performance of the Index, the distributions on the Index constituents or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index or the amount of the distributions during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs.

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Use of Proceeds and Hedging

The net proceeds we receive from the sale of the ETNs will be used primarily for general corporate purposes and in connection with hedging our obligations under the ETNs. The tracking fee covers the ongoing payments related to the distribution of the ETNs and includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging of our obligations under the ETNs. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

MS & Co. and other affiliates of ours have carried out, and will continue to carry out hedging activities related to the ETNs, including by taking positions in the MLPs underlying the Index. MS & Co. and some of our other affiliates also trade in the MLPs or other financial instruments related to the Index or the prices of the MLPs underlying the Index on a regular basis as part of their general broker-dealer and other businesses.

Any of these hedging or trading activities during the term of the ETNs could potentially affect the value of the Index on any valuation date, and accordingly the amount of cash you would receive at maturity, upon a resale of the ETNs in the secondary market or upon an earlier repurchase by us of the ETNs.

Supplemental Information Concerning Plan of Distribution; Conflicts of Interest

As of November 16, 2020, approximately $60,176,043.01 principal amount of the ETNs were held for sale by our affiliate, Morgan Stanley & Co. LLC (“ MS & Co.”). We announced on June 30, 2015 that we do not intend to issue any additional ETNs. However, MS & Co. may continue to sell any ETNs that it now holds or in the future may acquire. These include the ETNs issued by us prior to June 30, 2015 and not yet sold to the public, as well as the ETNs previously issued by us that MS & Co. may repurchase from the public from time to time. See “Risk Factors—We do not intend to issue any additional ETNs, which may materially and adversely affect the price and liquidity of the ETNs in the secondary market and cause the ETNs to trade at a significant premium in relation to their intraday indicative note value, which could be reduced or eliminated at any time.” We expect MS & Co. to sell ETNs to other dealers and investors at market prices prevailing at the time of sale, or at negotiated prices. We received proceeds equal to 100% of the price at which the ETNs were sold by us. From time to time, MS & Co. may sell the ETNs for a price of up to 101% of their current Issuance Amount, as calculated by MS & Co., as of the date of such sale and MS & Co. may receive a commission of up to 1% of such Issuance Amount. “Issuance Amount” means, as of any date of determination, a value per ETN equal to (i) the Current Indicative Value as of such date, less (ii) the Accrued Tracking Fee as of such date, as if such date was the Repurchase Valuation Date, plus (iii) as if such date was the Repurchase Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Repurchase Valuation Date, the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred plus (iv) the Adjusted Coupon Amount, if any, as of such date.

Additionally, after the Inception Date, MS & Co. and dealers purchasing as principal may sell the ETNs for a price equal to their current Issuance Amount, as calculated by MS & Co. as of the date of such sale. Neither MS & Co. nor any such dealer will receive any commission in connection with any of the sales described in this paragraph.

We are not, however, obliged to, and may not, sell the full aggregate principal amount of the ETNs. On June 30, 2015, we announced that we do not intend to issue any additional ETNs. It is possible that the discontinuance of further issuances of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus.

We reserve the right to pay a portion of the Annual Tracking Fee to MS & Co. and certain broker-dealers in consideration for services relating to the ETNs including, but not limited to, promotion and distribution.

MS & Co. may sell the ETNs to dealers as principal, and such dealers may then resell ETNs to the public at varying prices that the dealers will determine at the time of resale. In addition, MS & Co. and such dealers may

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make a market in the ETNs, although they are not obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying base prospectus and the Global Medium Term Notes, Series F, prospectus supplement) may be used by MS & Co. and by such dealers in connection with market-making transactions. In these transactions, MS & Co. or such dealers may resell an ETN covered by this prospectus that they acquire from us, MS & Co. or other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this prospectus in short sale transactions. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired or our affiliates in the manner described above.

With respect to each ETN sold to investors, MS & Co. and other affiliates of ours will be entitled to receive the tracking fee of 0.85% per annum on an amount calculated quarterly equal to the product of (1) the stated principal amount of the ETN and (2) the index ratio on such day to cover the ongoing payments related to the distribution of the ETNs, projected profits for managing our hedge position and the licensing of the Index from S&P.

Dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”), including, among other activities, if dealers and other persons make short sales of the ETNs and cover such short positions by borrowing ETNs from our affiliates or by purchasing ETNs from our affiliates subject to our affiliates’ obligation to repurchase such ETNs at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act.

General

No action has been or will be taken by us, MS & Co. or any dealer that would permit a public offering of the ETNs or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the ETNs, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, MS & Co. or any dealer.

MS & Co. has represented and agreed, and each dealer through which we may offer the ETNs has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the ETNs or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the ETNs under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the ETNs. We shall not have responsibility for MS & Co.’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the ETNs. MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

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Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the ETNs. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the ETNs are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the ETNs are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the ETNs. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of ETNs and the related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the ETNs.

Because we may be considered a party in interest with respect to many Plans, the ETNs may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the ETNs will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the ETNs that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such ETNs on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the ETNs on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The ETNs are contractual financial instruments. The financial exposure provided by the ETNs is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management

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or advice for the benefit of any purchaser or holder of the ETNs. The ETNs have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the ETNs.

Each purchaser or holder of any ETNs acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the ETNs, (B) the purchaser or holder’s investment in the ETNs, or (C) the exercise of or failure to exercise any rights we have under or with respect to the ETNs;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the ETNs and (B) all hedging transactions in connection with our obligations under the ETNs;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v)  neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the ETNs has exclusive responsibility for ensuring that its purchase, holding and disposition of the ETNs do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any ETNs to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the ETNs by the account, plan or annuity.

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United States Federal Taxation

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the ETNs.

This discussion applies only to initial investors in the ETNs who will hold the ETNs as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities or commodities;

•	investors holding the ETNs as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

As the law applicable to the U.S. federal income taxation of instruments such as the ETNs is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences, special tax accounting rules under Section 451 of the Code or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the ETNs or instruments that are similar to the ETNs for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. We intend to treat an ETN for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly payment that will be treated as gross income to a holder at the time received or accrued in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the ETNs is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Prospective investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the ETNs (including possible alternative treatments of the ETNs) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of the ETNs described above.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. As used herein, the term “U.S. Holder” means a beneficial owner of an ETN that is for U.S. federal income tax purposes:

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•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the ETNs

Assuming the treatment of the ETNs as set forth above is respected and subject to the discussion below, the following U.S. federal income tax consequences should result.

Tax Treatment of Coupon Amounts. Any coupon amounts (including any Stub Reference Distribution Amount) on the ETNs should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Tax Basis. A U.S. Holder’s tax basis in an ETN should equal the amount paid by the U.S. Holder to acquire the ETN.

Sale, Exchange, Early Redemption or Settlement. Upon a sale, exchange, early redemption or settlement of an ETN, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange, early redemption or settlement and the U.S. Holder’s tax basis in the ETN sold, exchanged, redeemed or settled. Subject to the discussion below concerning the potential application of the “constructive ownership” rules of Section 1260 of the Code, any such gain or loss should be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at the time of the sale, exchange, early redemption or settlement. It is uncertain whether the proceeds of a sale, exchange or early redemption prior to maturity include any amount attributable to accrued but unpaid coupon amounts, or whether this amount should be treated as ordinary income as described above. U.S. Holders should consult their tax advisers regarding the treatment of accrued but unpaid coupon amounts upon the sale, exchange or early redemption of the ETNs prior to maturity.

Possible Application of Section 1260 of the Code

If an investment in the ETNs constitutes a “constructive ownership transaction” within the meaning of Section 1260 of the Code, the tax consequences upon the sale, exchange, early redemption or settlement of the ETNs may be significantly and adversely affected. Section 1260 of the Code generally applies if an investor enters into a constructive ownership transaction with respect to a “pass-thru” entity, and a partnership is considered to be a pass-thru entity. While the matter is not clear, in connection with a decision to invest in the ETNs it would be prudent to assume that an investment in the ETNs will constitute a constructive ownership transaction within the meaning of Section 1260 of the Code. If an investment in the ETNs constitutes a constructive ownership transaction, any gain recognized in respect of an ETN that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) would be treated as ordinary income, and an interest charge would apply as if that income had accrued for tax purposes at a constant yield over the ETN’s term.

It is not clear how the net underlying long-term capital gain should be determined under Section 1260 of the Code in the case of an instrument linked to an underlying index that is rebalanced periodically, such as the ETNs. One reasonable possibility is that long-term capital gain realized on a sale, exchange, early redemption or settlement of an ETN would be subject to potential recharacterization as ordinary income, and an interest charge would apply as if that income had accrued for tax purposes at a constant yield over the ETN’s term, to the extent the gain exceeds the amount of long-term capital gain that a U.S. Holder can establish would have been realized if the U.S. Holder had invested directly in the Index constituents on the date the U.S. Holder purchased the ETN and rebalanced its portfolio as and when the Index rebalanced.

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For U.S. Holders, the impact of the application of Section 1260 of the Code will depend on a number of factors. These factors include, among others, whether at the time of the disposition of an ETN the Index constituents have any undistributed earnings that are or were treated for U.S. federal income tax purposes as ordinary income or short-term capital gain, whether the treatment of coupon amounts as ordinary income upon receipt or accrual will be respected by the IRS or a court, the amount of property described under Section 751 of the Code (“Section 751 property”) held by the Index constituents at the time of the disposition of an ETN, and the scale of turnover of the Index constituents upon each rebalancing of the Index. For instance, if the Index constituents do not own a substantial amount of Section 751 property and consistently distribute cash in excess of their ordinary income and short-term capital gain on a regular basis, the coupon amounts on the ETNs are treated as ordinary income upon receipt or accrual, and the turnover of the Index constituents upon rebalancing of the Index is relatively small, it is possible that the long-term capital gain recognized upon disposition of the ETNs would be less than the net underlying long-term capital gain and thus there would be no recharacterization under Section 1260 of the Code.

However, if an investment in an ETN is treated as a constructive ownership transaction, Section 1260 of the Code presumes that the net underlying long-term capital gain is zero. As a result, all long-term capital gain would be subject to recharacterization as ordinary income unless a U.S. Holder demonstrates the contrary by clear and convincing evidence.

Because of the potential application of Section 1260 of the Code, it is possible that all long-term capital gain recognized on the ETNs will be recharacterized as ordinary income and will be subject to an interest charge as described above. U.S. Holders should consult their tax advisers regarding the application of the “constructive ownership” rules to the ETNs.

Possible Alternative Tax Treatments of an Investment in the ETNs

Due to the absence of authorities that directly address the proper tax treatment of the ETNs, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.

Even if the tax treatment of the ETNs described above were respected, it is possible that the IRS could assert that a “deemed” taxable exchange has occurred on one or more of the Index’s rebalancing dates or in the event of a change in the methodology by which the Index is calculated, the discontinuance of the Index, the designation of a successor index or other similar circumstances resulting in a material change to the underlying index. If the IRS were successful in asserting that a taxable exchange has occurred, a U.S. Holder might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the ETNs.

Alternatively, the IRS could seek to analyze the U.S. federal income tax consequences of owning an ETN under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the ETNs, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the ETNs every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the ETNs. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, early redemption or settlement of the ETNs would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID and as capital loss thereafter.

Other alternative federal income tax treatments of the ETNs are possible, which if applied could also affect the timing and character of income or loss with respect to the ETNs. It is possible, for example, that an ETN could be treated, in whole or in part, as a “Section 1256 Contract” (as defined in Section 1256 of the Code). Section 1256 Contracts include, among others, “listed options.” If Section 1256 of the Code were to apply to an ETN, U.S. Holders would be required (i) to mark-to-market all or a portion of the ETN as if it were sold at its fair market value on the last business day of each year it is held, and (ii) to recognize any gain or loss in respect of the portion of the ETN that is treated as a Section 1256 Contract as 40% short-term capital gain or loss and 60% long-term capital gain or loss. Additionally, it is possible that an ETN could be treated as a unit consisting

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of a loan and a forward contract, in which case a U.S. Holder might be required to accrue OID into income on a current basis. Even if it does not treat an ETN as a unit consisting of a loan and a forward contract, the IRS could require a U.S. Holder to recognize income in respect of coupon amounts paid on an ETN at times or in amounts different from that described above. The IRS could alternatively treat a holder of the ETNs as if it owned an interest in the Index constituents.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of such instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rules, as described above. While it is not clear whether instruments such as the ETNs would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

U.S. persons considering an investment in the ETNs should consult their tax advisers regarding the notice, the possible alternative tax treatments of the ETNs and the potential implications of an investment in the ETNs.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the ETNs and the payment of proceeds from a sale, exchange, early redemption or settlement of the ETNs, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the ETNs and the payment of proceeds from a sale, exchange, early redemption or settlement of the ETNs, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. As used herein, the term “Non-U.S. Holder” means a beneficial owner of an ETN that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the ETNs is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the ETNs.

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Tax Treatment of the ETNs

Although significant aspects of the tax treatment of an ETN are uncertain, we currently intend to withhold on any coupon amounts paid to a Non-U.S. Holder (including any Stub Reference Distribution Amount) generally at a rate of 30%, subject to the potential application of an income tax treaty. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty.

A Non-U.S. Holder that owns, or is treated as owning, more than 5% of the outstanding ETNs may be treated as owning a “United States real property interest” within the meaning of Section 897 of the Code. For such a Non-U.S. Holder, all or a portion of any gain from the sale, exchange, early redemption or settlement of the ETNs would be subject to U.S. federal income tax and would be required to be reported by the Non-U.S. Holder on a U.S. federal income tax return, in each case in the same manner as a U.S. Holder.

Subject to the discussion above regarding Section 897 of the Code and the discussion below regarding backup withholding, we currently do not intend to withhold on any redemption amount (excluding any amount attributable to accrued but unpaid coupon amounts) paid by us to Non-U.S. Holders in respect of the ETNs, provided that a Non-U.S. Holder complies with applicable certification requirements. However, if we determine that we are required to withhold on such payments (for example, due to a change in law or IRS guidance that results in the treatment of the ETNs as ownership interests in the Index constituents) we will be entitled to so withhold and will not pay any additional amounts with respect to amounts withheld. In addition, there can be no assurance that brokers or other financial intermediaries will not decide to withhold on payments of sales or redemption proceeds.

Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the ETNs.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the ETNs may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the ETNs.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with the payment of any coupon amounts and may be filed with the IRS in connection with the payment on the ETNs at maturity and the payment of proceeds from a sale, exchange, early redemption or settlement of the ETNs. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if

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applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) no withholding will apply to payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the ETNs is unclear, both U.S. and Non-U.S. Holders should assume that any coupon amounts will be subject to the FATCA rules. If withholding applies to the ETNs, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the ETNs.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the ETNs.

Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at .www.sec.gov. Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 1-866-718-1649.

You may access these documents on the SEC web site at .www.sec.gov as follows:

Prospectus Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used in this pricing supplement are defined in the prospectus supplement or in the prospectus. As used in this pricing supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

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Annex A

FORM OF NOTICE OF REPURCHASE

Dated:

Morgan Stanley

Fax: (212) 507-0278

E-mail: ETN.Redemptions@morganstanley.com

Dear Ladies/Gentlemen:

The undersigned holder of Morgan Stanley Cushing® MLP High Income Index ETNs, CUSIP No. 61760E846 (the “ETNs”) hereby irrevocably elects to exercise, on the Repurchase Date, with respect to the number of the ETNs indicated below1, as of the date hereof, the repurchase right as described in the pricing supplement relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the number of ETNs indicated below its signature (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its ETNs), (ii) it will instruct its DTC custodian with respect to the ETNs (specified below) to book a delivery vs. payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the Repurchase Amount, facing Morgan Stanley DTC 050 and (iii) it will cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the repurchase date.

The undersigned understands and agrees that this Notice of Repurchase will not be effective unless and until Morgan Stanley delivers to the undersigned the signed acknowledgement set forth below by 4:00 p.m. on the date hereof.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of ETNs surrendered for repurchase1:

DTC # (and any relevant sub-account):

Contact Name:
Telephone:

Received and acknowledged:

Morgan Stanley

By: ______________________________

 Name:
 Title:

1 You must require us to repurchase at least 100,000 ETNs at one time in order to exercise your right to require us to repurchase your ETNs on any Repurchase Date.

Morgan Stanley Cushing®
MLP High Income Index ETNs
due March 21, 2031

Issued by Morgan Stanley